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Exhibit 99(a)(1)(A)

27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 (818) 871-5000

OFFER TO EXCHANGE
ELIGIBLE OUTSTANDING STOCK OPTIONS

THQ INC.

This Document Constitutes Part of the Section 10(a) Prospectuses
Relating to Securities Granted Under Our 1997 Stock Option Plan
and Our Nonexecutive Employee Stock Option Plan
Registered with the Securities and Exchange Commission.

        Any questions or requests for assistance or additional copies of any documents referred to in this Offer may be directed to Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, (818) 871-8700 (telephone), (818) 871-7512 (telecopier) or bbutters@thq.com (email).

        We are not making this Offer to, nor will we accept any tender of eligible stock options from or on behalf of, eligible optionholders in any jurisdiction in which this Offer or the acceptance of any tender of eligible stock options would not be in compliance with the laws or rules of any regulatory authorities or other governing agencies or groups of such jurisdiction. However, we may, at our sole discretion, take any actions necessary or desirable for us to make this Offer to eligible optionholders in any such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should surrender for exchange or not surrender for exchange your eligible options through this Offer and the Stock Option Exchange Program. You should rely only on the information in these materials or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with this Offer other than the information and representations contained in these materials. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

NOVEMBER 14, 2003

THQ INC.
EXCHANGE OF ELIGIBLE OUTSTANDING STOCK OPTIONS

ELECTION DEADLINE:
YOUR RIGHT TO REQUEST THAT WE EXCHANGE YOUR OPTIONS
AND YOUR RIGHT TO WITHDRAW SUCH REQUEST
EXPIRE AT 5:00 P.M., LOS ANGELES TIME, ON DECEMBER 15, 2003,
UNLESS SUCH DEADLINE IS EXTENDED.

        We are offering our full-time and part-time employees and who currently hold options under our 1997 Stock Option Plan ("1997 Plan") and under our Nonexecutive Employee Stock Option Plan ("NEEP," together with 1997 Plan, the "Stock Option Plans"), other than our executive officers and members of our Board of Directors, the opportunity to ask us to exchange their eligible stock options to purchase shares of our common stock outstanding under the Stock Option Plans for replacement options to purchase a lesser number of shares of common stock at a new exercise price per share. Only those stock options to purchase shares of common stock that have an exercise price equal to or greater than $27.00 per share will be eligible for exchange (the "eligible options"). The following table shows the specific number of shares that a current stock option may purchase, by exercise price, that a participant would have to surrender to receive a replacement option to purchase one share of common stock:

EXERCISE PRICE PER SHARE	EXCHANGE RATIO (SURRENDERED TO NEW)
$27.00 to $33.00	1.5-for-1
$33.01 and above	1.75-for-1

        If you wish to exchange options, you do not need to surrender all of your eligible option grants. However, you do need to surrender all unexercised options on a grant-by-grant basis, meaning that you must surrender either all or none of the eligible options granted on the same date with the same exercise price. You may elect to exchange the remaining portion of any grant of Eligible Options that you have partially exercised.

        The replacement options will be issued not earlier than six months plus one day after the cancellation of your surrendered eligible options. The replacement options will have an exercise price per share equal to the closing price of a share of our common stock on the Nasdaq Stock Market on the grant date of such replacement options. You will not receive a grant of replacement options if you are not still employed by us or one of our subsidiaries on the date that the replacement options are granted.

        We are making this Offer upon the terms and subject to the conditions described in the enclosed materials. This Offer is not conditioned upon a minimum number of eligible options being surrendered for exchange. This Offer does not apply to options that were not granted under the Stock Option Plans.

        Although our Board of Directors and stockholders have approved this Offer, neither THQ Inc. nor our Board of Directors makes any recommendation as to whether or not you should accept our Offer to exchange all or a portion of your eligible options. The decision to accept our Offer is an individual one. You should consider a variety of factors when making your decision, including the risk factors set forth in this Offer to Exchange starting on page 10.

        Our shares of common stock are quoted on the Nasdaq Stock Market under the trading symbol "THQI." On November 7, 2003, the closing price of our shares of common stock on the Nasdaq Stock Market was $18.26 per share. We recommend that you obtain current market prices for our shares of common stock before deciding whether to exchange all or a portion of your eligible options. However,

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regardless of the market price of shares of our common stock during the Offer period, the exercise price of the replacement options will be equal to the market price of the shares of our common stock on the date that the replacement options are granted (which is currently expected to occur in June 2004).

IMPORTANT

        Regardless of whether you wish to surrender eligible options for exchange, you must complete and sign the Election Form enclosed with these materials and return it to Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, before the Election Deadline at 5:00 P.M., Los Angeles time, on December 15, 2003. If you do not properly complete and deliver the Election Form to us before the Election Deadline, it will have the same effect as if you rejected this Offer.

        If you elect to exchange any of your eligible options, you will have surrendered those options and they will be cancelled and of no further effect as of the date we accept your election to exchange such options. Subject to our rights to extend, terminate and amend this Offer, and subject to our right to reject requests for exchange, as more specifically described herein, we currently expect that we will accept promptly after the Election Deadline all properly surrendered eligible options that have not been validly withdrawn.

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SUMMARY TERM SHEET

        We are presenting a summary of this Offer to Exchange in the form of questions and answers about the material terms of the Offer and Stock Option Exchange Program. We urge you to read carefully the remainder of this Offer to Exchange because the information in this summary is not complete and additional important information is contained in the remainder of this document. We have included section references to the remainder of this Offer to Exchange where you can find a more complete description of the topics briefly discussed in this summary. The Offer is made subject to the terms and conditions of this Offer to Exchange as it may be amended or supplemented prior to the Election Deadline.

GENERAL QUESTIONS ABOUT THE STOCK OPTION EXCHANGE PROGRAM

What is the Offer and the Stock Option Exchange Program?

        We are making the Offer, under our Stock Option Exchange Program, to eligible optionholders of THQ Inc. and our subsidiaries to exchange their eligible options for replacement options to purchase a lesser number of shares of common stock at a new exercise price per share. The terms and conditions of the Offer are set forth in this Offer to Exchange. Subject to and in accordance with the Offer, we:

  •
  will accept for exchange and cancel all eligible options for which proper elections to exchange are made and not validly withdrawn prior to the Election Deadline; and

  •
  expect to grant replacement options on the first business day that is at least six months and one day after the date the eligible options accepted for exchange are cancelled. (See Sections 3, 7 and 10)

Why are we conducting the Stock Option Exchange Program?

        Many of our employees' outstanding options, whether or not they are currently exercisable, have exercise prices per share that are significantly higher than the current market price of a share of our common stock. We are making the Offer to provide eligible optionholders with the opportunity to exchange their eligible options for replacement options to purchase a lesser number of shares of common stock at a new exercise price per share. The purpose of the Stock Option Exchange Program is to restore the intended retention and performance incentives of the options, and thereby more strongly align the interests of these optionholder employees with those of our stockholders. (See Section 4)

What options are we offering to exchange?

        Outstanding options to purchase shares of our common stock held by eligible optionholders that were granted under our 1997 Plan or the NEEP and that have an exercise price per share equal to or greater than $27.00 per share are eligible for exchange pursuant to the Offer and the Stock Option Exchange Program. (See Section 3)

Does the Board of Directors have a recommendation concerning the Offer?

        Although our Board of Directors has approved the Offer, neither THQ Inc. nor our Board of Directors makes any recommendation as to whether you should participate in the Stock Option Exchange Program. You must make your own decision whether or not to participate in the Stock Option Exchange Program. Members of our Board of Directors and our Executive Officers are not eligible to participate in the Stock Option Exchange Program. For questions regarding tax implications or other investment-related questions, you should talk to your own legal, investment and/or tax advisors. (See Section 4)

QUESTIONS ABOUT ELIGIBILITY

Who is eligible to participate in the Offer?

        To be eligible to participate in the Stock Option Exchange Program you must be a full-time or part-time employee of THQ Inc. or one of its subsidiaries and you must hold eligible options. Executive Officers and members of our Board of Directors are not eligible to participate in the Stock Option Exchange Program.

When must I be an eligible employee to participate in the Stock Option Exchange Program?

        To participate in the Stock Option Exchange Program and receive a grant of replacement options to purchase shares of our common stock, you must be an eligible employee on the date the Offer commences (November 14, 2003), the date of the Election Deadline (currently scheduled for December 15, 2003) and the date we grant replacement options (which we currently intend to do in June 2004). Your status as an eligible employee does not have to be continuous from the date the Offer commences through the date we grant replacement options as long as you qualify as an eligible employee on each of the three specified dates. If you are not an eligible employee on the date the Election Deadline, any election you made to participate in the Stock Option Exchange Program will be automatically voided. IF YOU ELECT TO PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM AND WERE AN ELIGIBLE EMPLOYEE ON THE DATE THE OFFER COMMENCED AND ON THE DATE OF THE ELECTION DEADLINE BUT YOU ARE NOT AN ELIGIBLE EMPLOYEE ON THE DATE THE REPLACEMENT OPTIONS ARE GRANTED, THE ELIGIBLE OPTIONS YOU ELECTED TO EXCHANGE WILL HAVE BEEN CANCELLED, YOU WILL NOT RECEIVE REPLACEMENT OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR ELIGIBLE OPTIONS THAT WERE CANCELLED IN THE OFFER AND SUCH CANCELLED OPTIONS WILL NOT BE REINSTATED. (See Section 2)

Will employees outside of the United States be eligible to participate in the Stock Option Exchange Program?

        Employees of THQ Inc. or one of its subsidiaries in the United Kingdom, Germany or Australia are eligible to participate in the Stock Option Exchange Program. (See Section 2)

Does participation in the Stock Option Exchange Program create a right to continued employment?

        No. Your election to exchange your eligible options and receive a future grant of replacement options gives you no legal or other right to continue your employment for any period. The rights of THQ Inc. and any of its subsidiaries to take any action with respect to your employment status is unrestricted by your election to participate in the Stock Option Exchange Program. IF YOU ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS AND FOR ANY REASON, INCLUDING DEATH OR DISABILITY, ARE NO LONGER AN ELIGIBLE EMPLOYEE ON THE DATE THE REPLACEMENT OPTIONS ARE GRANTED, YOU WILL NOT RECEIVE ANY REPLACEMENT OPTIONS IN EXCHANGE FOR THE ELIGIBLE OPTIONS YOU ELECTED TO EXCHANGE THAT WERE CANCELLED IN THE OFFER, NOR WILL THE CANCELLED OPTIONS BE REINSTATED. (See Section 2)

What happens if I leave THQ Inc. or any of its subsidiaries, or my employment is terminated, or I die or otherwise become ineligible during the Offer period?

        If, for any reason, you are not an eligible employee on the date of the Election Deadline (currently scheduled for December 15, 2003) you will not be eligible to participate in the Stock Option Exchange Program. Any election to participate in the Stock Option Exchange Program that you had already made will be automatically voided, you will not receive replacement options and your eligible options will remain in effect subject to their terms. (See Section 2)

What happens if I leave THQ Inc. or any of its subsidiaries, my employment is terminated, I die or otherwise become ineligible after the Election Deadline but before the replacement options are granted?

        To receive a grant of replacement options pursuant to the Stock Option Exchange Program, you must be an eligible employee on the date we grant replacement options. If your employment terminates for any reason, including due to retirement, death or disability, or you otherwise become ineligible, before we grant replacement options, you will not receive replacement options. We intend to grant the replacement options on the first business day that is at least six months and one day following the date we cancel the eligible options accepted for exchange. This grant date is currently scheduled to occur in June 2004. Your status as an eligible employee does not need to be continuous from the date your options are cancelled until the date the replacement options are granted, but you must be an eligible employee on the replacement option grant date. IF YOU ARE NOT AN ELIGIBLE EMPLOYEE FOR ANY REASON, INCLUDING RETIREMENT, DEATH OR DISABILITY, ON THE DATE WE GRANT THE REPLACEMENT OPTIONS, YOU WILL NOT RECEIVE ANY REPLACEMENT OPTIONS IN EXCHANGE FOR YOUR OPTIONS THAT WERE CANCELLED IN THE OFFER, NOR WILL THE CANCELLED OPTIONS BE REINSTATED. (See Sections 2 and 3)

Are there any other circumstances under which I would not be granted replacement options?

        Even if we accept your existing options for cancellation, we will not grant replacement options to you if we are prohibited from doing so by applicable law or regulations. For example, we could become prohibited from granting replacement options as a result of changes in the securities laws or rules thereunder, regulations or policies, state securities laws or Nasdaq listing requirements. Currently, we are not aware of and do not anticipate any such prohibitions. (See Section 14)

QUESTIONS ABOUT THE STOCK OPTION EXCHANGE PROGRAM

Why don't we instead immediately reduce the exercise price of the eligible options?

        Immediately reducing the exercise price of eligible options would require THQ Inc. to use variable accounting to account for the value of such options. For financial reporting purposes, variable accounting would require us to record and adjust compensation expense each quarter for every increase or decrease in the price of our common stock relating to outstanding repriced options until they are exercised, cancelled or expire. This could have negative consequences on our earnings. In addition, the 1997 Option Plan requires stockholder approval for the exchange of options thereunder. At our Annual Meeting of Stockholders in August 2003, the stockholders approved amendments to the Stock Option Plans to allow us to conduct the Stock Option Exchange Program under the terms outlined in this Offer to Exchange. Any other repricing or exchange of options would require additional stockholder approval. (See Sections 7 and 13)

Why won't I receive my replacement options immediately after the end of the Offer?

        If we were to grant the replacement options earlier than six months and one day following the date we cancel the eligible options accepted for exchange, this would be considered a "repricing" of eligible options and result in variable accounting. For financial reporting purposes, variable accounting would require us to record and adjust compensation expense each quarter for every increase or decrease in the price of our common stock underlying the outstanding repriced options until they are exercised, cancelled or expire. This could have negative consequences on our earnings. (See Sections 7 and 13)

What will be the exercise price of the replacement options?

        Regardless of the market price of shares of our common stock during the Offer period, the exercise price of the replacement options will be equal to the market price of the shares of our common stock on the date that the replacement options are granted (which is currently expected to occur in June 2004). (See Sections 3, 9 and 10)

What happens if the closing price of shares of our common stock on the Nasdaq Stock Market on the grant date of the replacement options is higher than the exercise price of eligible options cancelled in the Stock Option Exchange Program?

        There is the possibility that the closing price of shares of our common stock on the Nasdaq Stock Market on the grant date of the replacement options will be higher than the exercise price of the eligible options that you surrendered for exchange. In that event, the replacement options you will be granted in exchange for the cancelled eligible options will have a higher exercise price than the surrendered eligible options. (See Section 9)

What risks should I consider in deciding whether to participate in the Stock Option Exchange Program?

        Before you decide whether or not to participate in the Stock Exchange Option you should carefully read and consider all portions of the Offer, including risks relating to our business and the risks that are specifically related to the Offer, set forth on pages 10 to 12. We recommend that you also review carefully all materials that we have filed with or furnished to the Securities and Exchange Commission.

QUESTIONS ABOUT THE REPLACEMENT OPTIONS

How many replacement options will I receive in exchange for my eligible options that are cancelled in the Stock Option Exchange Program?

        Subject to the terms and conditions of the Offer, the following table shows the specific number of shares of common stock that an eligible option may purchase, by exercise price, that you would have to surrender to receive a replacement option to purchase one share of common stock:

EXERCISE PRICE PER SHARE	EXCHANGE RATIO (SURRENDERED TO NEW)
$27.00 to $33.00	1.5-for-1
$33.01 and above	1.75-for-1

        The application of this exchange ratio means, for instance, that if you surrender an eligible option to purchase one-hundred and fifty shares of common stock with an exercise price of $27.00 per share, you would receive a new stock option to purchase one hundred shares of common stock with an exercise price per share equal to the closing price of a share of our common stock on the Nasdaq Stock Market on the grant date of the replacement option. If there is any option to purchase a fractional number of shares of common stock that results after the number of replacement options is determined, the number of shares of common stock that the replacement option will be able to purchase will be rounded up to the nearest whole number. Replacement options will be granted under the same Stock Option Plan as the related eligible options that are exchanged for the replacement options.

        In the event that there is any recapitalization, stock split, reverse stock split, or similar transaction or other change in corporate structure affecting our shares of common stock before we grant the replacement options, we reserve the right to adjust the number of shares that may be purchased by the replacement options. Any such adjustment will be made in a way that we determine to be equitable and appropriate. (See Section 3)

How did you determine the exchange ratios?

        Our objective in establishing the exchange ratios was to set the aggregate value of the replacement options approximately equivalent to the aggregate value of all eligible options. We worked with an independent third-party expert consultant on stock plans to estimate the option values and set the exchange ratios for the issuance of replacement options to purchase shares of common stock. Prior to the distribution of our proxy materials in July 2003, option values were estimated using the Black- Scholes stock option valuation model, a common method used for estimating the value of a stock option, and the exchange ratios were based on these option values at that time. Changes in the price of our shares of common stock may affect this valuation but the exchange ratios will not change. (See Section 3)

If I decide to participate in the Stock Option Exchange Program, can I choose which options to exchange?

        If you elect to exchange eligible options, you must exchange either all or none of the eligible options granted on the same date with the same exercise price. However, you do not need to exchange all of your eligible option grants. For example, if you have three separate grants of options to purchase shares of our common stock that were granted on different dates and have different exercise prices of $22.00, $30.00 and $33.50, and you elect to surrender options in this Stock Option Exchange Program, you can exchange the $30.00 option grant and not exchange the $33.50 option grant, or vice versa. You must, however, exchange all options granted on the same date with the same exercise price. You will not be able to exchange the $22.00 option grant because it has an exercise price less than $27.00 and is, therefore, an ineligible option grant. You may elect to exchange the remaining portion of any grant of Eligible Options that you have partially exercised. Except as described below, any other option grants you may hold are not affected by this Offer to exchange. They will continue in effect in accordance with the terms under which you received them. (See Sections 3 and 15)

What will be the exercise price of the replacement options?

        The replacement options will have an exercise price per share equal to the closing price of a share of our common stock on the Nasdaq Stock Market on the grant date of such replacement options. (See Sections 3, 9 and 10)

When will the replacement options vest and become exercisable?

        One-hundred percent of the replacement options will vest six months after the date of grant. Accordingly, you may exercise replacement options in approximately a year after the cancellation date of your exchanged options.

When will the replacement options expire?

        Replacement options will have a term equal to the remaining term of the related eligible options on the date they are cancelled. For instance, eligible options that had a remaining term of two years when cancelled will be exchanged for replacement options that will have a term of two years when granted. The eligible options generally had a term of five years at their original grant date. Like the options they replace, replacement options will be subject to forfeiture or early termination in certain circumstances. (See Section 10)

When will I receive my replacement options?

        We expect to grant the replacement options on the first business day that is at least six months and one day following the date when we cancel the options accepted for exchange. Subject to the terms and conditions of the Offer, we intend to accept for exchange and cancel all eligible options for which proper elections have been made and not validly withdrawn by the Election Deadline, currently scheduled for December 15, 2003, and to grant replacement options in June 2004. A certificate evidencing your replacement options will be sent to you after the grant of the replacement options. (See Sections 7 and 10)

What if THQ Inc. enters into a merger or similar transaction after I have elected to exchange my eligible options for cancellation but prior to the Election Deadline?

        While we do not currently have any plans or proposals with respect to any transactions which could reasonably be expected to lead to such a transaction, our Board of Directors has a duty to consider alternatives for maximizing stockholder value. It is possible that a transaction could be proposed that our stockholders or our Board of Directors believes is in the best interests of THQ Inc. and our stockholders. If before the Election Deadline we announce plans to merge with or be acquired by another company or to sell part of our business, or if a tender or exchange offer with respect to some or all of our shares of common stock or an acquisition of THQ Inc. is otherwise proposed, announced or made by another person or entity or is publicly disclosed, you can withdraw your election to participate in the Stock Option Exchange Program. In addition, in such event, we reserve the right to terminate the Offer and the Stock Option Exchange Program. (See Sections 6, 8 and 10)

What happens if THQ Inc. is acquired by or merges with another company after my eligible options have been cancelled but before replacement options are granted?

        If we merge with or are acquired by another company after your eligible options are cancelled but before we grant the replacement options, we cannot guarantee that the acquiring company would be bound by our obligation to grant replacement options. It is possible that you would not receive any replacement options, securities of the acquiring company or any other consideration for your cancelled options. While we may seek to make provisions in such transaction for the grant of replacement options, we cannot guarantee that any replacement options would be granted in such an event.

        If the acquiring company is bound by or assumes our obligations with respect to the Offer, the replacement options could be options to purchase stock or other securities of the acquiring company, which might result in the right to receive options to purchase more or fewer of the acquiring company's securities than the number of shares of our common stock to be covered by your replacement options. The announcement of these types of transactions could significantly affect our stock price, including potentially increasing the price of our shares substantially, which could reduce or eliminate the benefit of participation in the Stock Option Exchange Program.

        If we merge into or are acquired by another company or sell part of our business, some or all of our employees may have their employment terminated in connection with the transaction or otherwise no longer be employed by us. Termination of your employment with us in these events or for any other reason means that you will receive neither replacement options nor any other consideration for your cancelled options. You must be an eligible employee on the grant date of the replacement options to receive replacement options. (See Sections 2 and 10)

How will the other terms and conditions of my replacement options differ from the terms and conditions of my surrendered options?

        The replacement options will be granted under the same Option Plan as the related eligible options and will be subject to the terms and conditions of that Option Plan. Generally, the replacement options will have the same terms and conditions as those related eligible options except that the number of shares underlying the replacement options, the exercise price of options, the exercisability and the expiration dates of such options will be different, as described in this Offer to Exchange. We will enter into a replacement option agreement with you upon issuance of the replacement options in substantially the same form of the stock option agreement filed with these materials, depending on the options you surrender and certain tax requirements. (See Sections 10 and 15)

QUESTIONS REGARDING HOW TO ELECT TO EXCHANGE ELIGIBLE OPTIONS

How do I elect to participate in the Stock Exchange Program?

        Complete the Election Form included with these materials, sign the Election Form and deliver it to Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, before 5:00 p.m., Los Angeles time, on December 15, 2003. If you do not properly complete and deliver the election form before this Election Deadline, it will have the same effect as if you rejected this Offer. We will only accept a manually signed copy of your election form. Delivery by e-mail or facsimile will not be accepted. (See Section 5)

How do I withdraw my election to participate in the Stock Exchange Program if I change my mind?

        You may withdraw an election to exchange eligible options until 5:00 p.m., Los Angeles time, on December 15, 2003, or such later time and date for which the Election Deadline is extended. To withdraw an election to exchange options, complete the Change In Election Form included with these materials, sign the Form and deliver it to Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, before 5:00 p.m., Los Angeles time, on December 15, 2003. We will only accept a manually signed copy of your election form. Delivery by e-mail or facsimile will not be accepted.

THE DELIVERY OF A CHANGE IN ELECTION FORM IS AT YOUR RISK, SO YOU SHOULD TAKE APPROPRIATE STEPS TO ENSURE THE FORM IS PROPERLY COMPLETED AND DELIVERED PRIOR TO THE ELECTION DEADLINE. INCOMPLETE OR UNSIGNED FORMS WILL NOT BE ACCEPTED AND, THEREFORE, WILL NOT WITHDRAW OR CHANGE YOUR PREVIOUSLY SUBMITTED ELECTION TO EXCHANGE.

        Once you have withdrawn or changed your election, you may again elect to participate in the Stock Option Exchange Program only by delivering a new Election Form, which includes the information regarding your new election, and which is clearly dated after your original Election Form. Once we receive a new Election Form submitted by you, your previously submitted Election Form will be disregarded. (See Section 6)

Can I change my election to participate in the Stock Option Exchange Program for particular eligible options?

        Yes, you may change your election regarding particular options at any time before the Election Deadline on December 15, 2003 at 5:00 p.m., Los Angeles time. If we extend the Election Deadline beyond that time, you may change your election regarding particular options at any time until the extended Election Deadline. In order to change your election, you must deliver a Change In Election Form to Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301. We will only accept a manually signed copy of your Change In Election Form. Delivery by e-mail or facsimile will not be accepted. If you change your election again, in order to accept the Offer you must deliver a new Election Form, which includes the information regarding your new election, and which is clearly dated after your original Election Form. Once we receive a new Election Form submitted by you, your previously submitted Election Form will be disregarded. (See Section 6)

Will I receive a summary of my current outstanding option grants?

        A summary of the options that you currently hold is included with this Offer to Exchange. The summary will be titled "Personnel Option Status."

Can I exchange options that I have already exercised?

        No, the Offer pertains only to options and does not apply in any way to shares already purchased upon the exercise of options. If you have exercised an option in its entirety, then that option is no longer outstanding and is therefore not eligible for the Stock Option Exchange Program. If you have exercised an option in part, then you may elect to exchange the remaining outstanding (i.e., unexercised) portion of that option if it has an exercise price equal to or greater than $27.00 per share. (See Section 3)

Can I exchange eligible options that are not yet vested and exercisable?

        Yes, you may exchange any of your eligible options, whether or not they are vested and exercisable. (See Section 3)

If I participate in the Stock Option Exchange Program what will happen to the eligible options that I exchange?

        The options you elect to exchange in the Stock Option Exchange Program will be cancelled on or promptly following the Election Deadline. YOU WILL NO LONGER HAVE ANY RIGHTS UNDER THE OPTIONS THAT WE CANCEL, EVEN IF YOU ARE NOT AN ELIGIBLE EMPLOYEE ON THE DATE REPLACEMENT OPTIONS ARE GRANTED AND YOU THEREFORE DO NOT RECEIVE GRANTS OF REPLACEMENT OPTIONS. You will keep any eligible options that you do not elect to exchange and you may exercise them in accordance with their terms. (See Section 7)

When does the period to elect to exchange eligible options end? Can the deadline be extended, and if so, how will I be notified if it is extended?

        The Election Deadline is currently scheduled for 5:00 p.m., Los Angeles time, on December 15, 2003, unless it is extended by us. We may, in our discretion, extend the Election Deadline at any time, but we cannot assure you that the Election Deadline will be extended or, if extended, for how long. If the Election Deadline is extended, we will issue a press release or other public announcement of the extension no later than 9:00 a.m., Los Angeles time, on the next business day following the previously scheduled or announced Election Deadline of the Offer. (See Sections 3, 6, 8 and 16)

Are there any conditions to the Offer?

        The Offer is not conditioned upon any minimum number of eligible options being exchanged. However, the Offer is subject to a number of conditions that could occur before the end of the Offer. If any of these conditions are triggered, including any third-party tender offer for our shares of common stock or an acquisition proposal for THQ Inc., among others, then we would be able to terminate the Offer. (See Section 8)

Will I be sent a confirmation that my eligible options were accepted for exchange in the Offer and were cancelled?

        Yes. Promptly following the Election Deadline, currently scheduled for December 15, 2003, if your eligible options were accepted for exchange and cancelled, we will send you a notification that your eligible options were accepted and cancelled and our agreement to grant you the replacement options on the terms set forth in the Offer. (See Section 7)

What happens if I choose not to exchange my eligible options or if I elect to exchange my eligible options but they are not accepted for exchange?

        If you choose not to exchange your eligible options or if you fail to complete the process for exchanging your eligible options, then your options will remain outstanding and they will retain their current exercise price and other terms and conditions. We reserve the right to reject any elections that are unlawful to accept. Otherwise, subject to the terms and conditions of the Offer, we will accept all properly made elections to exchange options that are not validly withdrawn prior to the Election Deadline. (See Section 7)

How do you determine whether I have properly elected to exchange my eligible options?

        We will determine, in our discretion, all questions as to validity (including eligibility and time of election), receipt and acceptance of any election to exchange options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all elections to exchange eligible options that we determine are not properly made or are unlawful to accept. We will accept all eligible options for which proper elections have been made unless they are validly withdrawn before the Election Deadline. No election to participate in the Stock Option Exchange Program will be deemed to have been made properly until all defects or irregularities have been cured prior to the Election Deadline or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for any failure to give notice. (See Sections 5, 6 and 7)

What happens to eligible options that I elect to exchange that are accepted for exchange?

        Eligible options that we accept for exchange will be cancelled on or promptly following the Election Deadline. Shares underlying cancelled options will become available for future grants under the applicable Stock Option Plan, including the grant of replacement options in accordance with the Offer. (See Sections 7, 10 and 13)

QUESTIONS ABOUT TAX CONSIDERATIONS AND
TAX STATUS OF REPLACEMENT OPTIONS

Will I have to pay taxes if I exchange my eligible options?

        United States.    If you exchange your eligible options for replacement options, we believe you will not be required under current U.S. tax law to recognize income for federal income tax purposes at the time of the exchange. Further, at the date of grant of the replacement options, we believe you will not be required under current U.S. tax law to recognize income for federal income tax purposes. State and local tax consequences may be different. We recommend that you consult with your own tax advisor to determine the tax consequences of exchanging options in the Offer. (See Section 15)

        United Kingdom, Australia and Germany.    Included as part of Section 15 to this Offer to Exchange are summaries of the general tax consequences of the Offer in the United Kingdom, Australia and Germany. If you are subject to the tax laws of the United Kingdom, Australia or Germany, you should review these summaries carefully. (See Section 15)

        AS TAX CONSEQUENCES MAY VARY DEPENDING ON EACH INDIVIDUAL'S CIRCUMSTANCES, WE RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR IN YOUR JURISDICTION TO DETERMINE THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK OPTION EXCHANGE PROGRAM.

If my current options are incentive stock options, will my replacement options be incentive stock options?

        Except as explained below, all replacement options that are issued upon surrender of cancelled incentive stock options are intended to be incentive stock options. One of the requirements of an incentive stock option is that an incentive stock option can first become exercisable in any one calendar year with respect to stock with a value on the date of grant of the option of no more than $100,000. The $100,000 amount is determined on the date of grant and is based on the fair market value of shares of our common stock on the date of grant (and includes all options first exercisable in the same calendar year whether or not the options are part of the same grant). Therefore, it is possible that a portion of any replacement option granted pursuant to this Offer will not satisfy the $100,000 limit. The excess above this $100,000 limit of any such option will be deemed to be a nonqualified stock option. (See Section 13). To obtain favorable long-term capital gains tax treatment, you generally must hold the shares that result from the exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise. Note, however, that your two years from the date of grant holding period for long-term capital gains will start over following the re-issuance of any incentive stock options.

        Please note that, through these materials, we are offering you the opportunity to ask us to exchange your options on the terms described in these materials, and that we have the right to reject any tenders that you may make to us. We have reserved this right in an effort to protect the tax status of incentive stock options that are not tendered in view of the following IRS ruling. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of any incentive stock option that could be exchanged, whether or not it was exchanged. We believe, by reserving a right to reject any options tendered, that we have structured this Offer so as to mitigate the risk that the IRS would make a similar assertion with respect to this Offer. However, we do not know if the IRS will assert the position that our solicitation of requests constitutes a "modification" of incentive stock options that can be but are not surrendered. A successful assertion by the IRS of this position could extend the one and two year holding periods required to qualify for favorable tax treatment of any incentive stock options that are surrendered and could also convert some incentive stock options into nonqualified stock options. (See Section 15)

QUESTIONS ABOUT HOW THE STOCK OPTION EXCHANGE PROGRAM
AFFECTS FUTURE OPTION GRANTS

Does THQ Inc. plan to make any company-wide option grants between the cancellation of eligible options that are exchanged and the replacement option grant date?

        No. We currently do not anticipate making any company-wide option grants during this time period. (See Sections 7 and 13)

Will participation in the Stock Option Exchange Program affect my receipt of other options?

        Possibly. We do not intend to grant participants in the Stock Option Exchange Program options under any of our Stock Option Plans for six months after the cancellation of the eligible options that are exchanged in the Offer. This is necessary to avoid incurring any compensation expense because of accounting rules that could apply to such option grants as a result of the Offer. However, as stated above, we do not presently contemplate making any company-wide option grants during such time period. (See Sections 7 and 13)

WHAT TO DO; MORE INFORMATION

What do I need to do?

        Whether you elect to surrender your options for exchange or not, you need to make your election and sign the Election Form and deliver it to Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, on or prior to 5:00 p.m., Los Angeles time, December 15, 2003. If you do not properly complete and deliver the Election Form before the Election Deadline, it will have the same effect as if you rejected this Offer. We will only accept a manually signed copy of your election form. Delivery by e-mail or facsimile will not be accepted. (See Sections 5 and 6)

Who can I talk to if I have questions about this Offer and the Stock Option Exchange Program?

        For additional information or assistance, you should contact Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, (818) 871-8700 (telephone), (818) 871-7512 (telecopier) or bbutters@thq.com (email).

Where can I obtain copies of the documents constituting the Offer?

        You can obtain copies of the documents constituting the Offer on the internet through the website maintained by the Securities and Exchange Commission at www.sec.gov. Any questions or requests for assistance or additional copies of these documents may be directed to: Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, (818) 871-8700 (telephone), (818) 871-7512 (telecopier) or bbutters@thq.com (email).

RISKS OF PARTICIPATING IN THE STOCK OPTION EXCHANGE PROGRAM

        Participation in the Stock Option Exchange Program involves a number of risks. The risks described below and the risk factors under the heading entitled "Risk Factors" in our Transition Report on Form 10-KT for the transition period ended March 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, incorporated in this document by reference, highlight the material risks of participating in the Stock Option Exchange Program. Eligible optionholders should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the Stock Option Exchange Program. (See Section 15) In addition, we strongly urge you to read the rest of this Offer to Exchange before deciding to participate in the Stock Option Exchange Program.

ECONOMIC RISKS

If the price of the shares of our common stock increases after the date on which your eligible options are cancelled, your eligible options might have been worth more than the replacement options that you will receive in the Stock Option Exchange Program.

        Although the market price of our common stock is currently lower than the exercise price of all eligible options, the price of our common stock is set by the market and it could increase above the exercise price of your eligible options. For example, if you exchange eligible options with an exercise price of $30.50 per share, and the closing price of the shares of our common stock on the Nasdaq Stock Market increases to a higher price per share on the date we grant the replacement options, your replacement options, which will be options to purchase a lesser number of shares of common stock than the eligible options you exchange, will have a higher exercise price than your options that are cancelled pursuant to the Stock Option Exchange Program.

If, after your surrendered eligible options are cancelled but before we grant the replacement options, your employment terminates for any reason, including as a result of death, retirement, a reduction in our workforce or another company's acquisition of us, or your status changes to one that is not eligible under this Offer for any reason, you will neither receive replacement options nor have any of your cancelled options reinstated.

        At such time that we cancel the eligible options that you elect to exchange, all of your rights under such options will terminate. Accordingly, if your employment with us or any of our subsidiaries terminates for any reason before the grant of the replacement options, you will have the benefit of neither the cancelled options nor any replacement options. This means that if you die, terminate your employment for any reason (including retirement), we terminate your employment for any reason (including through a reduction in our workforce) or your status changes to one that is not eligible under the Stock Option Exchange Program for any reason on the date we grant replacement options, you will not receive anything for the options that you elected to exchange and we cancelled in the Stock Option Exchange Program and your eligible options will not be reinstated. SHOULD YOUR EMPLOYMENT TERMINATE OR YOUR STATUS CHANGES TO ONE THAT IS NOT ELIGIBLE UNDER THE OFFER FOR ANY REASON, AND YOU HAVE ELECTED TO PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM, YOU WILL HAVE THE BENEFIT OF NEITHER THE CANCELLED OPTIONS NOR ANY REPLACEMENT OPTIONS. In addition, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the replacement option grant date. PARTICIPATION IN THE OFFER DOES NOT CONFER UPON YOU ANY RIGHT TO REMAIN IN THE EMPLOYMENT OR OTHER SERVICE OF THQ INC. OR ANY OF OUR SUBSIDIARIES.

If you participate in the Stock Option Exchange Program, we do not intend to grant you any additional options until June 2004, at the earliest.

        Employees and other eligible participants of our Stock Option Plans generally are eligible to receive option grants at any time that we choose to make such grants, although we do not currently plan to make any company-wide grants of stock options. We do not intend to grant employees who participate in the Stock Option Exchange Program any additional options until the first business day that is six months and one day after the date we cancel options, at the earliest, because we would incur adverse accounting consequences if we were to grant options to any of these optionholders prior to that time. Please note, however, that participation in the Stock Option Exchange Program will not entitle you to receive any future option grants other than any replacement options you are eligible to receive in exchange for your surrendered options.

Even though the eligible options you exchange in the Stock Option Exchange Program may be exercisable in full, this will not be the case for your replacement options.

        Your eligible options may be fully or partially exercisable, depending on the original grant date of such options (subject to forfeiture or early termination in certain circumstances). Replacement options granted under the Stock Option Exchange Program will become exercisable in full six months after the date of grant of the replacement options.

If we are acquired by or merge with another company or enter into another similar transaction, you may not receive any replacement options. If you do receive replacement options, your cancelled options might have been worth more than the replacement options that you receive, and your replacement options may have limited potential for future price appreciation.

        In the event of a transaction involving us, such as a merger, a sale of all or substantially all of our assets or stock or other similar transaction, prior to the replacement option grant date, you may not be granted any replacement options. In the event of such a transaction, the acquiring company may not agree as part of the terms of the transaction to assume our obligation to grant replacement options. Therefore, it is possible that you could give up your eligible options and not receive replacement options from the acquiring company.

        If we enter into a merger, a sale of all or substantially all of our assets or stock or other similar transaction, this could have a substantial effect on our stock price, including significantly increasing the price of shares of our common stock. Depending on the structure and terms of this type of transaction, eligible employees who elect to participate in the Stock Option Exchange Program might be deprived of the benefit of the appreciation in the price of the shares of our common stock resulting from the transaction. If replacement options are issued to you after the announcement of a merger, consolidation or acquisition of THQ Inc., the exercise price of the replacement options would reflect any appreciation in our stock price resulting from the announcement, and could therefore exceed the exercise price of your current options. This could result in eligible optionholders who do not participate in the Stock Option Exchange Program receiving a greater financial benefit than eligible optionholders who do participate. Also, your replacement options could be exercisable for stock of the acquiring company, which might not have a public trading market, rather than for shares of our common stock, while eligible optionholders who decide not to participate in the Stock Option Exchange Program could exercise their options before the effective date of the merger or acquisition and sell their shares of our common stock before the effective date of such transaction.

If we are prohibited by applicable law or regulations from granting replacement options, you will not receive replacement options, the reinstatement of your cancelled options, or any other consideration.

        We will not grant replacement options to you if we are prohibited by applicable law or regulations from doing so. Such a prohibition could result from changes in Securities and Exchange Commission rules, regulations or policies, state securities laws or Nasdaq listing requirements. We are unaware of any such prohibition at this time but, if the grant of replacement options is prohibited as of the replacement option grant date, then we will not grant you any replacement options and you will not receive any other compensation for the options you elect to exchange in the Stock Option Exchange Program.

TAX-RELATED RISKS OF PARTICIPATING IN THE STOCK OPTION EXCHANGE PROGRAM

  United States

Your replacement options may be nonqualified stock options, whereas your surrendered options may have been incentive stock options.

        If your surrendered option was an incentive stock option, your replacement option will be an incentive stock option to the extent it qualifies as such under the Internal Revenue Code. For options to qualify as incentive stock options, the value of the stock on the date of grant of the options with respect to which the options and any other incentive stock options issued by us that first become exercisable by the optionholder in any calendar year cannot exceed $100,000. It is possible that by participating in this Stock Option Exchange Program, your combined unexchanged eligible and replacement incentive stock options will exceed this limit, because all of your replacement options will first become exercisable six months after the date of the grant, and will be treated as nonqualified stock options to the extent of that excess. In general, nonqualified stock options may be less favorable to you from a tax perspective.

        For example, assume the following facts. You have an incentive stock option that, as of January 15, 2004, will be fully exercisable. You elect to exchange that incentive stock option for a replacement option under the Stock Option Exchange Program in December 2003. The replacement option for such surrendered incentive stock option is granted in June 2004 and allows you to buy $200,000 worth of shares of stock (representing the number of shares that may be purchased by such replacement option multiplied by its exercise price). The entire replacement option is first exercisable six months after the date of grant of such replacement option (which is expected to be December 2004). Under current federal tax laws, only the portion of such replacement option covering $100,000 worth of shares of stock may be issued as an incentive stock option. The remaining portion of the replacement option (covering the remaining $100,000 worth of shares of stock) would be granted as a nonqualified stock option.

        If you have received multiple grants of incentive stock options, then the analysis can become more complicated. For example, assume the same general facts as above except that you also had received a second incentive stock option that allows you to buy a total of $200,000 worth of shares of stock (representing the number of shares that may be purchased by such option multiplied by its exercise price). This second incentive stock option is identical to the first incentive stock option, except that it: (i) has a lower exercise price per share than the first incentive stock option; and (ii) will not be fully exercisable in 2004. Instead, in January 2004, a 20% installment of this second incentive stock option will be exercisable, which covers shares of stock with a date of grant value of $40,000 (representing the number of shares in this installment multiplied by the date of grant value of the shares of stock covered by the second incentive stock option). You decide to retain the second incentive stock option but to exchange the first incentive stock option. Under these facts, the installment of the second incentive stock option covering $40,000 worth of shares of stock would continue to qualify as an incentive stock option. However, only the portion of the replacement option for the first incentive stock option covering $60,000 worth of shares of stock could be issued as an incentive stock option (representing the remainder of the $100,000 incentive stock option limit). The remaining portion of the replacement option (covering $140,000 worth of shares of stock) would be granted as a nonqualified stock option.

Even if you elect not to participate in the Stock Option Exchange Program, your incentive stock options may be affected.

        We do not believe that you will be subject to current U.S. federal income tax if you do not elect to participate in the Stock Option Exchange Program. We also do not believe that this Offer will affect the status of your incentive stock options if you do not participate in the Stock Option Exchange Program. However, there is a risk that the IRS may characterize this Offer as a "modification" of your eligible incentive stock options, even if you decline to participate. In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of any incentive stock option that could be exchanged, whether or not such option was exchanged. We do not know if the IRS will assert the position that our Offer constitutes a "modification" of incentive stock options that can be surrendered. A successful assertion by the IRS of this position could extend the options' requisite holding periods to qualify for favorable tax treatment and could also convert some incentive stock options into nonqualified stock options. Generally, incentive stock options have more favorable tax treatment to you, if you satisfy the holding period and other requirements because:

  •
  you do not recognize taxable income upon exercise of the incentive stock option; and

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  upon the sale of a share of common stock acquired upon exercise, you recognize capital gains or losses on the difference between the exercise price per such share and the sale price of such share.

  United Kingdom, Germany and Australia

        Please see Section 15 for a summary of the general tax consequences of the exchange of options pursuant to the Offer and the Stock Option Exchange Program for your information. HOWEVER, FOR THE REASONS STATED IN SECTION 15, YOU ARE STRONGLY ENCOURAGED TO OBTAIN TAXATION ADVICE WITH RESPECT TO YOUR INDIVIDUAL CIRCUMSTANCES.

OFFER TO EXCHANGE

1.     THE OFFER

        Upon the terms and subject to the conditions of the Offer described in this Offer to Exchange, we are offering eligible optionholders to exchange eligible options in accordance with Section 3 below. Participation in the Stock Option Exchange Program is voluntary.

2.     ELIGIBLE OPTIONHOLDERS

        Eligible optionholders are full-time and part-time employees of THQ Inc. or one our subsidiaries in the U.S., the United Kingdom, Germany or Australia, who hold eligible options. This means that if you are not on the U.S., United Kingdom, Germany or Australia payroll of THQ Inc. or one of our subsidiaries, terminated, retired, or for any other reason not employed by THQ Inc. or one of our subsidiaries, you are not eligible to participate in the Stock Option Exchange Program. In addition, our Executive Officers and members of our Board of Directors are not eligible to participate in the Stock Option Exchange Program.

        You must be an eligible employee on each of the following three dates to participate in the Stock Option Exchange Program and receive a grant of replacement options: the date the Offer commences (November 14, 2003), the date of the Election Deadline (currently scheduled for December 15, 2003) and the date we grant the replacement options (currently expected to be in June 2004). You do not need to be an eligible employee continuously from November 14, 2003 through the date the replacement options are granted as long as you meet the definition of eligible employee on each of these three specified dates.

        If, for any reason, you are not an eligible employee on the date of the Election Deadline, any election to participate in the Stock Option Exchange Program that you have already made will be automatically voided and your eligible options will remain in effect subject to their terms.

        IF, FOR ANY REASON, YOU ARE NOT AN ELIGIBLE EMPLOYEE OF THQ INC. OR ONE OF OUR SUBSIDIARIES ON THE DATE WE GRANT REPLACEMENT OPTIONS, OPTIONS ALREADY CANCELLED WILL NOT BE REINSTATED. YOU WILL NOT RECEIVE ANY REPLACEMENT OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR THE OPTIONS YOU ELECTED TO EXCHANGE IN THE STOCK OPTION EXCHANGE PROGRAM. THIS MEANS THAT IF YOU DIE, TERMINATE YOUR EMPLOYMENT FOR ANY REASON (INCLUDING DUE TO RETIREMENT OR DISABILITY) OR YOUR STATUS CHANGES TO ONE THAT IS NOT ELIGIBLE UNDER THE OFFER FOR ANY REASON, OR WE TERMINATE YOUR EMPLOYMENT FOR ANY REASON (INCLUDING THROUGH A REDUCTION IN OUR WORKFORCE) BEFORE THE DATE WE GRANT REPLACEMENT OPTIONS, YOU WILL NOT RECEIVE ANYTHING FOR THE OPTIONS THAT YOU ELECTED TO EXCHANGE AND WE CANCELLED IN THE OFFER.

        PARTICIPATION IN THE OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN IN THE EMPLOYMENT OR OTHER SERVICE OF THQ INC. OR ANY OF OUR SUBSIDIARIES FOR ANY PERIOD. The rights of THQ Inc. and any of its subsidiaries to take any action with respect to your employment status is unrestricted by your election to participate in the Stock Option Exchange Program.

3.     ELIGIBLE OPTIONS; EXCHANGE RATIO

        We are offering to exchange outstanding options to purchase shares of our common stock held by eligible employees that were granted under our 1997 Option Plan and our NEEP and that have an exercise price that is equal to or greater than $27.00 per share. Options that we assumed as a result of merger or acquisition transactions or options that were granted outside of the Stock Option Plans will not be eligible for exchange in the Stock Option Exchange Program.

        If you properly elect to exchange eligible options and we accept them for exchange, the following table shows you the specific number of shares that a current stock option may purchase, by exercise price, that you would have to surrender in the Stock Option Exchange Program to receive, subject to the terms and conditions of the Offer, replacement options to purchase one share of our common stock (subject to adjustments for any stock splits, stock dividends and similar events that occur before the grant date of the replacement options):

SURRENDERED OPTIONS EXERCISE PRICE PER SHARE	EXCHANGE RATIO (SURRENDERED TO NEW)
$27.00 to $33.00	1.5-for-1
$33.01 and above	1.75-for-1

        The applicable exchange ratio will be applied separately to eligible options that have the same exercise price and were granted on the same grant date. The application of this exchange ratio means, for instance, that if you surrender an eligible option to purchase one-hundred and fifty shares of common stock with an exercise price of $27.00 per share, you would receive a replacement stock option to purchase one hundred shares of common stock with an exercise price per share equal to the closing price of a share of our common stock on the Nasdaq Stock Market on the grant date of the replacement option. If there is any option to purchase a fractional number of shares of common stock that results after the number of replacement options is determined, the number of shares of common stock that the replacement option will be able to purchase will be rounded up to the nearest whole number.

        The exact number of options that you now have is set forth on the enclosed Personnel Option Status report.

        If you elect to exchange any eligible options, you must elect to exchange all eligible options under the applicable Stock Option Plan that were granted on the same date with the same exercise price. You may elect to exchange the remaining portion of any grant of Eligible Options that you have partially exercised. We will issue you replacement options under the same Stock Option Plan that the applicable surrendered options were issued under. We will enter into a replacement option agreement with you upon issuance of the replacement options in substantially the same form of the stock option agreement filed with these materials, depending on the options you surrender and certain tax requirements.

        In the event that there is any recapitalization, stock split, reverse stock split, or similar transaction or other change in corporate structure affecting our shares of common stock before we grant the replacement options, we reserve the right to adjust the number of shares of common stock that may be purchased by the replacement options. Any such adjustment will be made as we deem equitable or appropriate.

        The Election Deadline is currently scheduled for 5:00 p.m., Los Angeles time, on December 15, 2003, unless we extend the Offer. We may in our discretion extend the period of time during which the Offer will remain open.

4.     PURPOSE OF THE OFFER

        Given declines in the market price of the shares of our common stock many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of the shares of our common stock. For this reason, we believe these options cannot fulfill their intended purpose of retaining and motivating our employees, and we believe that employees are unlikely to exercise these options in the foreseeable future. We believe that the replacement options will provide employees with a more meaningful incentive to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for our stockholders.

        Our Board of Directors has approved the Stock Option Exchange Program and our stockholders have approved amendments to the Stock Option Plans that allow us to make this Offer. We do not know if the replacement options will have a lower exercise price than the eligible options. The decision to participate in the Stock Option Exchange Program is an individual one that should be based on a variety of factors, and you should consult with your personal advisors if you have questions about your financial and/or tax situation. (See Section 15)

        Subject to the foregoing, and except as otherwise disclosed in these materials or in our filings with the Securities and Exchange Commission, we presently have no agreements or arrangements that relate to or would result in:

  •
  any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

  •
  any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

  •
  any material change in our present dividend policy or our indebtedness or capitalization;

  •
  any material change in our present Board of Directors or management;

  •
  any other material change in our corporate structure or business;

  •
  our shares of common stock being delisted from trading on the Nasdaq Stock Market;

  •
  our shares of common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act");

  •
  the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

  •
  the acquisition by any person of any material amount of our securities or the disposition of any material amount of our securities; or

  •
  any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.

        NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFER TO EXCHANGE AND CONSULT YOUR OWN LEGAL, INVESTMENT AND/OR TAX ADVISORS IF YOU HAVE QUESTIONS ABOUT YOUR FINANCIAL AND/OR TAX SITUATION. YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS.

5.     PROCEDURES FOR ELECTING TO EXCHANGE OPTIONS

  Proper Election to Participate in the Stock Option Exchange Program and to Exchange Eligible Options

        To validly surrender some or all of your eligible options for exchange, you must:

  •
  properly complete and manually sign the Election Form enclosed with these materials in accordance with the terms of the Election Form; and

  •
  deliver the original manually signed election form, along with any other required documents, to Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, by 5:00 p.m., Los Angeles time, on December 15, 2003. We must actually receive all of the required documents before this Election Deadline, unless extended.

        We will only accept the original manually signed copy of your election form. Delivery by e-mail or facsimile will not be accepted.

  Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects

        We will determine, in our discretion, all questions as to the number of shares that an eligible option may purchase, and the validity (including eligibility and time of election), receipt and acceptance of any election to exchange options. Our determination of these matters will be final and binding on all interested persons, including you. We reserve the right to reject any or all options for which we determine elections were not properly made or that we determine are unlawful to accept. Otherwise, we will accept options for which elections have been properly and timely made and that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any election with respect to any particular options or any particular optionholder, provided that if we grant any such waiver, it will be granted with respect to all optionholders and eligible options for which elections to exchange are made. No election to exchange options will be deemed to have been properly made until all defects or irregularities have been cured by the electing optionholder by the Election Deadline or waived by us. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice. This is a one-time Offer and we will strictly enforce the Election Deadline, subject only to an extension that we may grant in our sole discretion.

  Our Acceptance Constitutes an Agreement.

        Your election to exchange options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Our acceptance of the options you elect to exchange pursuant to the Stock Option Exchange Program will constitute a binding agreement between us and you, upon the terms and subject to the conditions of the Offer.

        We currently expect that we will accept for exchange and cancel on or promptly following the Election Deadline all eligible options for which proper elections have been made and not been validly withdrawn. This means that if the Offer ends at 5:00 p.m.. Los Angeles time, on December 15, 2003, as currently scheduled, we will accept for exchange and cancel eligible options for which proper elections to exchange have been made on such date.

6.     CHANGE IN ELECTION; WITHDRAWAL RIGHTS

        You may only change your election to surrender your options by following the procedures described in this section. If you elect to exchange and surrender your options and you later want to change your election, you must do so with respect to all eligible options of a particular grant (i.e. that have the same grant date with the same exercise price). Similarly, if you elect not to exchange and surrender your options and you later want to change your election, you must do so with respect to all eligible options of a particular grant.

        To change your election, you must deliver a Change In Election Form to Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301. The Change In Election Form must be signed by you, have your printed name on it, and must clearly indicate whether you elect to participate in the Stock Option Exchange Program. If you are changing your election in order to accept the Offer and participate in the Stock Option Exchange Program, you must also complete a new Election Form, which must be clearly dated after your original Election Form. Once we receive a new Election Form submitted by you, your previously submitted Election Form will be disregarded. We will only accept an original manually signed Election Form or Change In Election Form. Photocopies of either Form or delivery of either Form by e-mail or facsimile will not be accepted.

        You may change your election at any time before 5:00 p.m., Los Angeles time, on December 15, 2003. However, if we extend this Offer beyond that time, you may change your election more than once and at any time until the extended Election Deadline. In addition, unless we accept your options for exchange prior to forty business days from the commencement of this Offer, you may withdraw your surrendered options at any time after the expiration date.

        THE DELIVERY OF A CHANGE IN ELECTION FORM IS AT YOUR RISK, SO YOU SHOULD TAKE APPROPRIATE STEPS TO ENSURE THE FORM IS PROPERLY COMPLETED AND TIMELY DELIVERED. INCOMPLETE OR UNSIGNED FORMS WILL NOT BE ACCEPTED AND, THEREFORE, WILL NOT WITHDRAW OR CHANGE YOUR PREVIOUSLY SUBMITTED ELECTION TO EXCHANGE.

        Neither we nor any other person is obligated to give notice of any defects or irregularities in any Change In Election Form, and no one will be liable for failing to give notice of any defects or irregularities. We will determine, in our discretion, all questions as to the validity and form, including time of receipt, of Change In Election Forms. Our determinations of these matters will be final and binding.

7.     ACCEPTANCE OF OPTION FOR EXCHANGE AND CANCELLATION AND GRANT OF REPLACEMENT OPTIONS

        Upon the terms and subject to the conditions of the Offer and on or promptly following the Election Deadline, we will accept for exchange and cancel all eligible options for which proper elections to exchange have been made and not validly withdrawn before the Election Deadline. We intend to grant replacement options on the first business day that is at least six months and one day after the cancellation of eligible options. Thus, if your surrendered options are accepted for exchange and cancelled on December 15, 2003, the current date of the Election Deadline, we intend to grant replacement options in June 2004. If we extend the period of time during which the Offer remains open, the replacement option grant date will be similarly delayed. Once your eligible options are cancelled, you will no longer have any rights with respect to these options.

        For purposes of the Offer, we will be deemed to have accepted for exchange eligible options for which proper elections have been made and which are not validly withdrawn when we give notice to the optionholders of our acceptance for exchange and cancellation of such options.

        Subject to the terms and conditions of the Offer, the number of replacement options that you will receive, in exchange for your eligible options that are cancelled, will be determined as set forth in Section 3 of this Offer to Exchange.

        If we accept the options that you exchange in the Offer, we do not intend to grant you any additional options during the period of at least six months and one day after the date we accept for exchange and cancellation the eligible options you elect to exchange in the Offer. This is necessary to avoid incurring any compensation expense against our earnings because of accounting rules that could apply to interim option grants as a result of the Stock Option Exchange Program.

        Promptly following our acceptance and cancellation of eligible options, we will send you a notification that we have accepted and cancelled your eligible options and our agreement to grant you replacement options upon the terms and subject to the conditions of the Offer. This agreement will evidence our binding commitment to grant your replacement options subject to the terms and conditions of the Offer.

        TO RECEIVE A GRANT OF REPLACEMENT OPTIONS PURSUANT TO THE OFFER, YOU MUST BE AN ELIGIBLE EMPLOYEE ON THE DATE WE GRANT REPLACEMENT OPTIONS. IF YOU ARE NOT AN ELIGIBLE EMPLOYEE ON THE DATE WE GRANT REPLACEMENT OPTIONS, YOU WILL NOT RECEIVE REPLACEMENT OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR OPTIONS THAT ARE CANCELLED IN THE OFFER. PARTICIPATION IN THE OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN IN THE EMPLOYMENT OR OTHER SERVICE OF THQ INC. OR ANY OF OUR SUBSIDIARIES.

        Options that you choose not to elect to exchange or that we do not accept for exchange will remain outstanding until they expire by their terms.

8.     CONDITIONS OF THE OFFER

        Notwithstanding any other provision of the Offer, we will not be required to accept any eligible options for which elections to exchange are made, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case subject to Rule 13e-4(f)(5) under the Securities Exchange Act, if at any time on or after the commencement of the Offer and before the Election Deadline any of the following events has occurred, or has been determined by us in our reasonable judgment to have occurred, and in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of options that you elect to exchange:

  •
  there shall have been any action or proceeding by any government agency, authority or tribunal or any other person, domestic or foreign, threatened or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the eligible options, the issuance of replacement options, or otherwise relates to the Offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or any of our subsidiaries;

  •
  there shall have been any action or proceeding threatened, pending or taken or any approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, by any court or any agency, authority or tribunal that, in our reasonable judgment, would or might directly or indirectly:

  •
  make the acceptance for exchange of, or grant of replacement options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the Offer or that otherwise relates in any manner to the Stock Option Exchange Program;

  •
  delay or restrict our ability, or render us unable, to accept for exchange, or grant replacement options for, some or all of the tendered options; or

  •
  materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or any of our subsidiaries;

  •
  there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles which could or would require us to record compensation expense against our earnings in connection with the Offer for financial reporting purposes;

  •
  there shall have occurred:

  •
  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

    •
    the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

    •
    the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

    •
    any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment will likely affect, the extension of credit by banks or other lending institutions in the United States;

    •
    any change in the general political, market, economic or financial conditions in the United States or abroad, including, without limitation, as a result of terrorist activities after the date hereof, that has or is reasonably likely to have, in our reasonable judgment, a material adverse effect on our or any of our subsidiaries' business, condition (financial or other), operations or prospects or on the trading volume and/or price of the shares of our common stock; or

    •
    in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

  •
  a tender or exchange Offer with respect to some or all of our shares of common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

  •
  any person, entity or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of this Offer;

  •
  any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission on or before the date of this Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

  •
  any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

  •
  any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of us or any of our subsidiaries that, in our reasonable judgment, has or is reasonably likely to have a material adverse effect on us or any of our subsidiaries.

        The conditions to the Offer are for our benefit. Before the Election Deadline, we may assert them in our reasonable discretion, regardless of the circumstances giving rise to them. We may waive them, in whole or in part, at any time and from time to time before the Election Deadline, in our sole discretion, whether or not we waive any other condition to the Offer. All conditions must be satisfied or waived as of the Election Deadline.

        Our failure or omission at any time prior to the Election Deadline to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. In the event that we waive a condition for any particular optionholder, we will waive such condition for all optionholders. Any determination we make concerning the events described in this Section 8 will be final and binding upon all interested persons, including you.

9.     PRICE RANGE OF COMMON STOCK

        Our shares of common stock are traded on the Nasdaq Stock Market under the symbol "THQI." The following table presents reported high and low closing prices on the Nasdaq Stock Market per share of our common stock for the periods indicated.

	HIGH	LOW
2001
Quarter Ended March 31	$25.92	$14.96
Quarter Ended June 30	39.75	23.17
Quarter Ended September 30	39.81	26.03
Quarter Ended December 31	42.19	27.49
2002
Quarter Ended March 31	$34.79	$26.29
Quarter Ended June 30	36.17	28.05
Quarter Ended September 30	27.79	19.82
Quarter Ended December 31	23.17	12.22
2003
Quarter Ended March 31	$14.18	$11.15
Quarter Ended June 30	19.50	12.84
Quarter Ended September 30	19.52	15.46

        The closing price of a share of our common stock on the Nasdaq Stock Market was $18.26 on November 7, 2003. As of November 7, 2003, there were 38,203,909 shares of our common stock outstanding.

        Our stock price has been, and in the future may be, highly volatile. Our stock price could rise prior to the grant of the replacement options and thereafter fall. The trading price of shares of our common stock has fluctuated widely in the past and may continue to do so in the future, as a result of a number of factors, many of which are outside our control. We do not intend to grant replacement options until the first business day that is at least six months and one day after the date the eligible options you elect to exchange are accepted and cancelled. The exercise price of the replacement options will be the closing price of the shares of our common stock reported on the Nasdaq Stock Market on the date the replacement options are granted. The exercise price of the replacement options may be higher than the exercise price of your options cancelled in the Offer. In addition, shares of our common stock may thereafter trade at prices below the exercise price of the replacement options.

        WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR SHARES OF COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO SURRENDER YOUR ELIGIBLE OPTIONS.

        You may request a current market quotation for our shares of common stock by contacting Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, (818) 871-8700 (telephone), (818) 871-7512 (telecopier) or bbutters@thq.com (email).

10.   SOURCE AND AMOUNT OF CONSIDERATION; CONSEQUENCES OF THQ INC. BEING ACQUIRED; CONSEQUENCES OF EMPLOYMENT TERMINATION; TERMS OF REPLACEMENT OPTIONS

  Consideration

        If you properly elect to exchange eligible options and we accept them for exchange, you will be entitled to receive, subject to the terms and conditions of the Offer, options to purchase a lesser number of shares of common stock. The following table shows you the specific number of shares that a current stock option may purchase, by exercise price, that you would have to surrender in the Stock Option Exchange Program to receive, subject to the terms and conditions of the Offer, replacement options to purchase one share of our common stock (subject to adjustments for any stock splits, stock dividends and similar events that occur before the grant date of the replacement options):

SURRENDERED OPTIONS EXERCISE PRICE PER SHARE	EXCHANGE RATIO (SURRENDERED TO NEW)
$27.00 to $33.00	1.5-for-1
$33.01 and above	1.75-for-1

        The applicable exchange ratio will be applied separately to eligible options that have the same exercise price and were granted on the same grant date. You may elect to exchange the remaining portion of any grant of Eligible Options that you have partially exercised. The application of this exchange ratio means, for instance, that if you surrender an eligible option to purchase one-hundred and fifty shares of common stock with an exercise price of $27.00 per share, you would receive a replacement stock option to purchase one hundred shares of common stock with an exercise price per share equal to the closing price of a share of our common stock on the Nasdaq Stock Market on the grant date of the replacement option. If there is any option to purchase a fractional number of shares of common stock that results after the number of replacement options is determined, the number of shares of common stock that the replacement option will be able to purchase will be rounded up to the nearest whole number.

        The replacement options will be issued under our 1997 Plan or our NEEP. We intend to grant each replacement option under the same plan as the related eligible option was granted. One-hundred percent of the replacement options will vest six months after the date of grant. Accordingly, you may exercise replacement options in approximately a year after the cancellation date of your exchanged options. Replacement options will have a term equal to the remaining term of the related eligible options on the date they are cancelled. The exercise price of replacement options per share will equal the closing price of a share of our common stock on the Nasdaq Stock Market on the grant date of the replacement option.

        As of November 7, 2003, there were issued and outstanding options to purchase 1,494,614 shares of our common stock that are eligible to participate in this Offer. If all outstanding eligible options are exchanged, we will grant replacement options to purchase a total of 948,547 shares of our common stock. Assuming all such options are issued, the shares of common stock issuable upon exercise of the replacement options will equal approximately 2.5% of the total shares of our common stock outstanding as of November 7, 2003. The shares underlying the cancelled eligible options not issued in connection with the grant of replacement options will be available for future grants under the respective Stock Option Plans.

  Effect of a Merger or Acquisition Before We Grant Replacement Options

        If we merge into or are acquired by another company after we cancel eligible options in the Offer but before we grant the replacement options, the terms of the replacement options will depend on how the acquisition is structured and on the terms of the acquisition agreement between the acquirer and us.

        No Guarantee the Acquiring Company Bound by Offer.    If we merge into the acquiring company such that the acquiring company is the surviving entity, the acquiring company would not automatically be bound by our obligations with respect to the Offer. We might also be acquired through a merger or other transaction in which we become a subsidiary of the acquiring company. In that event, the acquiring company would not automatically be bound by or assume our obligations with respect to the Offer. We may seek to make provision in the acquisition agreement for eligible employees whose eligible options have been cancelled in the Offer but cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any replacement options would be granted in the event of such an acquisition.

        Effect if Acquiring Company Assumes Obligations in Offer.    If we are acquired before the replacement option grant date in a transaction in which the acquiring company is bound by or assumes our obligations with respect to the Offer, the replacement options would become options to purchase stock or other securities of the acquiring company. THE TYPE OF SECURITIES COVERED BY THE REPLACEMENT OPTION FOR SECURITIES IN THE ACQUIRING COMPANY MIGHT NOT BE THE TYPE YOU WOULD HAVE RECEIVED IN THE TRANSACTION. As a result of the ratio in which our shares of common stock may convert into an acquiring company's securities in an acquisition transaction, you might receive options to purchase more or fewer of the acquiring company's securities than the number of shares of our common stock to be covered by your replacement options.

        Effect of Employment.    If we merge into or are acquired by another company or sell part of our business, the employment of some or all of our employees may be terminated in connection with the transaction. Also, if we sell part of our business, some of our employees will no longer be employed by us or our subsidiaries, even if they continue to be employed by the acquiring company. TERMINATION OF YOUR EMPLOYMENT WITH THQ INC. OR A SUBSIDIARY OF THQ INC. IN THESE EVENTS OR FOR ANY OTHER REASON BEFORE THE REPLACEMENT OPTIONS ARE GRANTED MEANS THAT YOU WILL RECEIVE NEITHER REPLACEMENT OPTIONS NOR ANY OTHER CONSIDERATION FOR YOUR CANCELLED OPTIONS. YOU MUST BE AN ELIGIBLE EMPLOYEE OF THQ INC. OR ONE OF OUR SUBSIDIARIES ON THE REPLACEMENT OPTION GRANT DATE TO RECEIVE A REPLACEMENT OPTION.

        Timing and Structure of Transaction May Affect Value of Options.    Regardless of any such transaction, subject to the other terms and conditions of the Offer, we expect that the replacement option grant date will be the first business day that is six months and one day after the cancellation date of the surrendered eligible options. If you participate in the Stock Option Exchange Program and such a transaction occurs after your options are cancelled but before the replacement option grant date, you will not be able to exercise the cancelled options or the replacement options before the effective date of the transaction. You should be aware that these types of transactions could significantly affect our stock price, including potentially increasing the price of our shares substantially. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in shares of our common stock resulting from a merger or acquisition. The exercise price of replacement options granted to you, if any, after the announcement of a merger or other acquisition would reflect any appreciation in our stock price resulting from the announcement and could, therefore, exceed the exercise price of your current options. This could result in optionholders who do not participate in the Stock Option Exchange Program receiving a greater financial benefit than optionholders who do participate. In addition, your replacement options may be exercisable for stock of the successor company, not shares of our common stock, while optionholders who decide not to participate in the Stock Option Exchange Program could exercise their options before the effective date of the merger or acquisition and sell their shares of our common stock before the effective date.

  Consequences of Termination of Employment

        Termination of Employment Before the Replacement Option Grant Date.    If, for any reason, you are not an employee of ours, one of our subsidiaries or a successor entity from the date on which you elect to exchange your options through the date on which we grant the replacement options, you will not receive any replacement options or any other compensation in exchange for your surrendered options that have been accepted for exchange. This means that if your employment with us terminates for any reason, including but not limited to, voluntary termination, involuntary termination, death, total and permanent disability, retirement, or a reduction-in-force, before the replacement option grant date, you will not receive any replacement options or any compensation for the options that you elected to exchange and that we cancelled. However, please note that if you elect to exchange any options under this Offer, and you subsequently receive a termination notice from us or deliver a termination notice to us prior to the Election Deadline of this Offer, we will automatically reject any options which you have elected to exchange.

        Termination of Employment After the Replacement Option Grant Date.    Please see below for a summary of the consequences of a termination of your employment after the replacement options are granted.

  General Terms of Replacement Options

        The replacement options will be granted under the same Stock Option Plan as the related eligible options were granted, will be subject to the terms and conditions of that Stock Option Plan and will be evidenced by a stock option certificate. The terms and conditions of the replacement options will vary from the terms and conditions of the eligible options for which they are exchanged generally in terms of the number of shares underlying such options, the exercise price of such options, the options' exercisability and the expiration of such options.

        We will enter into a replacement option agreement with each optionholder who has had options cancelled pursuant to this Offer. The terms and conditions of the replacement options may vary from the terms and conditions of the options surrendered. Because we will not grant replacement options until at least six months plus one day after the date we cancel the surrendered options, the replacement options may have a higher exercise price than some or all of the surrendered options, including as a result of a significant corporate event. The issuance of replacement options under this Offer will not create any contractual or other right of the recipients to receive any future grants of stock options or benefits in lieu of stock options.

        THE FOLLOWING DESCRIPTIONS OF THE STOCK OPTION PLANS AND THE FORM OF THE REPLACEMENT OPTION AGREEMENTS ARE SUMMARIES AND ARE NOT COMPLETE. COMPLETE INFORMATION ABOUT THE STOCK OPTION PLANS AND THE REPLACEMENT OPTIONS IS INCLUDED IN THE DOCUMENTS GOVERNING THE STOCK OPTION PLANS AND THE FORM OF THE REPLACEMENT OPTION AGREEMENT(S) TO BE ENTERED INTO BETWEEN YOU AND US. THE PLAN AND THE FORM OF THE REPLACEMENT STOCK OPTION AGREEMENT ARE ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBITS TO THE "SCHEDULE TO" THAT WAS FILED IN CONNECTION WITH THIS OFFER. PLEASE CONTACT BRENDA BUTTERS, 27001 AGOURA ROAD, SUITE 325, CALABASAS HILLS, CALIFORNIA 91301, (818) 871-8700 (TELEPHONE), (818) 871-7512 (TELECOPIER) OR BBUTTERS@THQ.COM (EMAIL) TO REQUEST COPIES OF THE STOCK OPTION PLANS AND THE FORM OF THE REPLACEMENT OPTION AGREEMENTS. WE WILL PROVIDE COPIES PROMPTLY AND AT OUR EXPENSE.

        General.    The 1997 Plan and the NEEP are broad-based stock option plans for our executive officers, members of our Board of Directors and employees and for our non-executive employees, respectively. Both Stock Option Plans were adopted by the Board of Directors and the 1997 Plan was approved by our stockholders.

        The 1997 Plan permits us to grant options intended to qualify as incentive stock options under the Internal Revenue Code and nonqualified options, which are options that do not qualify as incentive stock options. All options granted under the NEEP are nonqualified stock options. Subject to the limitations of the Internal Revenue Code, the replacement options that are issued upon surrender of incentive stock options are intended to qualify as incentive stock options. Replacement options that are issued upon surrender of nonqualified stock options will be nonqualified stock options to the extent permitted by law.

        Administration.    The Stock Option Plans are currently administered by the Compensation Committee of our Board of Directors (the "Committee"). Subject to the terms of the Stock Option Plans, the Committee may construe and interpret the terms, establish rules and regulations relating thereto, and take all actions in connection therewith as it may deem necessary, appropriate or advisable to carry out the provisions of the Stock Option Plans.

        Term.    Each replacement option will have a term equal to the remaining term of the corresponding eligible option as of the date of its cancellation, subject to earlier termination or forfeiture in certain circumstances. For example, eligible options that had a remaining term of two years when cancelled will be exchanged for replacement options having a term of two years on their grant date, subject to earlier termination or forfeiture in certain circumstances.

        Exercisability.    One-hundred percent of the replacement options will vest six months after the date of grant.

        Termination of Employment.    Unless otherwise specified in the replacement option agreement with respect to a replacement option, the following provisions will apply to replacement options granted under the Stock Option Plans:

  •
  Total Disability and Death: If your employment or service to us is terminated by reason of death or Total Disability (as defined in the applicable Stock Option Plan), each of your replacement options will be exercisable only to the extent that such option was exercisable on the effective date of the termination or the date of death and thereafter may be exercised until the first to occur of (a) the date that is one year after the effective date of your termination of employment or service or date of death, and (b) the date on which the replacement option expires; provided, that if you die during the one-year period following termination of employment or service by reason of disability, or if you die during the ninety day period following termination for any reason other than your voluntary termination, disability or termination by us for Cause, each replacement option held by you will be exercisable only to the extent that such replacement option was exercisable on the date of death, and may thereafter be exercised until the first to occur of (y) the date that is one year after the date of death, and (z) the date on which the option expires.

  •
  Termination for Cause: If your employment or service is terminated by us for Cause (as defined in the applicable Stock Option Plan), each replacement option held by you, whether or not then exercisable, will terminate automatically on the date of such termination.

  •
  Termination Without Cause: If we terminate your employment or service to us without Cause, each replacement option held by you will be exercisable only to the extent that such option was exercisable on the effective date of the termination and thereafter may be exercised until the earlier to occur of (a) the date that is ninety days after the effective date of such termination, and (b) the date on which the replacement option otherwise expires; provided, however, that with respect to replacement options granted under the 1997 Plan, if we terminate your employment within the nine-month period following the consummation of a corporate "Transaction" (as defined in the 1997 Plan) for any reason other than total disability, death or for Cause, each replacement option held by you shall become fully exercisable, and may thereafter be exercised until and including the earliest to occur of (i) the date which is ninety days after the effective date of such termination of employment and (ii) the expiration date of the term of such option; provided further, that if the your employment is terminated by us at any other time without Cause, the Committee may, in its sole and absolute discretion, provide that each replacement option granted under the 1997 Plan held by you shall become fully exercisable and may thereafter be exercised until and including the first to occur of (x) the date which is ninety days after the effective date of such termination of employment and (y) the expiration date of the term of such option

  •
  Resignation; Other Termination: If you voluntarily terminate your employment or service to us for any reason other than Total Disability or death, each replacement option held by you will be exercisable only to the extent that such option was exercisable on the effective date of the termination and thereafter may be exercised until the earlier to occur of (a) the date that is ninety days after the effective date of such termination, and (b) the date on which the replacement option otherwise expires;

        Exercise Price.    The exercise price per share of the replacement options will be the closing price of a share of our common stock on the Nasdaq Stock Market on the grant date of such replacement option. BECAUSE WE EXPECT TO GRANT REPLACEMENT OPTIONS ON THE FIRST BUSINESS DAY THAT IS AT LEAST SIX MONTHS AND ONE DAY AFTER THE DATE WE CANCEL THE ELIGIBLE OPTIONS ACCEPTED FOR EXCHANGE, THE REPLACEMENT OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF THE RELATED ELIGIBLE OPTIONS FOR WHICH THEY ARE EXCHANGED. We recommend that you obtain current market quotations for shares of our common stock before deciding whether to elect to exchange your eligible options.

        Payment of Exercise Price.    You may exercise your replacement options granted, in whole or in part, by delivery of a written notice of exercise to us, accompanied by payment in full of the applicable exercise price and taxes, brokerage commissions and other fees. The payment may be made:

  •
  in cash;

  •
  by delivery of previously owned whole shares that you have held for at least six months prior to the delivery of such shares or that you have purchased on the open market and for which you have good title (free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise;

  •
  in cash by a broker-dealer acceptable to us to whom you have submitted an irrevocable notice of exercise; or

  •
  a combination of the methods described above, in each case to the extent set forth in the written agreement relating to such replacement option.

We have the sole discretion to disapprove of an election pursuant to any method of payment other than cash.

        Adjustments Upon Certain Events.    In the event of a merger, reorganization, consolidation, recapitalization, common stock dividend, common stock split or other change in corporate structure affecting our shares of common stock, the Committee may make such adjustments as it deems necessary to reflect such change so as to prevent the diminution or enlargement of your rights including, but not limited to, adjustments in (a) the number of shares of our common stock available for distribution under such replacement options, and (b) the exercise price per share of your replacement options.

        Registration of Shares Underlying Options.    All shares of common stock issuable upon exercise of replacement options have been registered under the Securities Act of 1933 on Registration Statements on Form S-8 filed with the Securities and Exchange Commission. Unless you are considered an "affiliate" of us, you will be able to sell the shares of our common stock that you acquire by exercising your replacement options free of any transfer restrictions under applicable U.S. securities laws.

        Tax Consequences.    You should refer to Section 15 and Appendix B, as applicable, for a discussion of the material tax consequences of the replacement options and the related exchanged eligible options, as well as the consequences of accepting or rejecting the Offer. We recommend that you consult with your own tax advisor to determine the tax consequences of this transaction.

11.   INFORMATION ABOUT THQ INC.; SUMMARY FINANCIAL INFORMATION

  THQ Inc.

        We are a leading global developer and publisher of interactive entertainment software for the major hardware platforms in the home video game market. We currently develop and publish titles for Sony PlayStation 2, Microsoft Xbox, Nintendo GameCube, Nintendo Game Boy Advance, PCs and wireless devices. Our titles span most major interactive entertainment software genres, including action, adventure, children's, driving, fighting, puzzle, role playing, simulation, sports and strategy.

        Our software is based on intellectual property licensed or assigned from third parties or created internally. We continually seek to identify and develop titles based on content from other entertainment media (such as movies and television programs), sports and entertainment personalities, popular sports and trends or concepts that have high public visibility or recognition or that reflect the trends of popular culture. Our portfolio of licensed properties includes Finding Nemo and two future Disney/Pixar properties, Hot Wheels, Power Rangers, Scooby-Doo, Sonic the Hedgehog, SpongeBob SquarePants, World Wrestling Entertainment, as well as others.

        We also develop software based on brands created by our seven internal development studios and by external developers under contract with us. Our original brands include Tak and the Power of Juju™ (co-created with Nickelodeon), Sphinx and the Cursed Mummy™, Splashdown®: Rides Gone Wild™, Red Faction®, and MX.

        In North America, we market and distribute our software to customers including Wal-Mart, Toys "R" Us, Target, Best Buy, GameStop, Kay Bee Toys, K-Mart and other regional and national general merchandisers, discount store chains, and specialty retailers. Outside North America, we market and distribute our software to retailers in 70 countries and territories through offices in the United Kingdom, France, Germany, Australia and Korea.

        THQ Inc. is incorporated under the laws of the state of Delaware. Our principal executive offices are located at 27001 Agoura Road, Calabasas Hills, CA 91301. Our telephone number is (818) 871-5000, and our internet address is www.thq.com.

  Financial Information; Summary Financials

        The information set forth on pages F-1 through F-29 of our Annual Report on Form 10-K for the year ended December 31, 2002, the information set forth on pages 40 through 69 of our Transition Report on Form 10-KT for the period ended March 31, 2003, and the information set forth on pages 3 through 15 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference. Please see Section 18 of this Offer to Exchange, entitled "Additional Information," for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements and related notes.

        The following summary historical consolidated financial data should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2002 and the transition period ended March 31, 2003, and unaudited condensed consolidated financial statements for the three months ended September 30, 2003 incorporated by reference in this document. The consolidated statements of operations data for the years ended December 31, 2002 and 2001, and the consolidated balance sheet data as of December 31, 2002 and 2001, have been derived from our audited consolidated financial statements incorporated by reference in this document. The consolidated statements of operations data for the three months ended September 30, 2003 and 2002, and the consolidated balance sheet data as of September 30, 2003, are derived from unaudited condensed consolidated financial statements incorporated by reference in this document.

        Results for the three months ended September 30, 2003 are not necessarily indicative of the expected results for the full year.

STATEMENT OF OPERATIONS DATA
(In thousands, except per share data)

	Three Months Ended September 30,		Three Months Ended March 31,		Years Ended December 31,
	Unaudited 2003(a)	Unaudited 2002	2003(b)	Unaudited 2002	2002(c)	2001	2000(d)
Net sales	$126,517	$97,335	$66,800	$79,682	$480,529	$378,992	$347,003
Costs and expenses:
Cost of sales	44,988	37,006	26,378	33,680	185,593	154,898	140,699
License amortization and royalties	15,551	8,015	5,576	7,064	40,476	33,144	34,675
Software development amortization	23,026	12,982	12,018	10,800	83,698	35,144	42,875
Product development	9,393	8,876	9,730	7,646	38,572	21,154	19,151
Selling and marketing	20,495	13,838	14,294	9,759	66,443	46,745	42,446
Payment to venture partner	2,095	1,044	644	1,572	10,146	8,673	17,707
General and administrative	9,681	9,391	7,611	6,059	31,117	25,090	19,530

Total costs and expenses	125,229	91,152	76,251	76,580	456,045	324,848	317,083

Income (loss) from operations	1,288	6,183	(9,451)	3,102	24,484	54,144	29,920
Interest income, net	409	1,257	878	1,322	5,277	2,572	1,323
Other income (expenses)	4,004	—	(2,403)	—	(10,006)	—	—

Income (loss) before income taxes	5,701	7,440	(10,976)	4,424	19,755	56,716	31,243
Income taxes	2,109	2,636	(3,290)	1,659	6,761	20,703	13,054

Net income (loss)	$3,592	$4,804	$(7,686)	$2,765	$12,994	$36,013	$18,189

Net income (loss) per share—basic	$.09	$0.12	$(0.20)	$0.07	$0.33	$1.10	$0.60

Net income (loss) per share—diluted	$.09	$0.12	$(0.20)	$0.07	$0.32	$1.01	$0.56

Shares used in per share calculation—basic	38,353	39,633	38,319	39,067	39,203	32,717	30,136

Shares used in per share calculation—diluted	39,159	41,464	38,319	41,725	41,243	35,623	32,352

BALANCE SHEET DATA
(In thousands)

	September 30,		March 31,		December 31,
	Unaudited 2003	Unaudited 2002	2003	Unaudited 2002	2002	2001	2000
Working capital	$290,349	$320,949	$286,899	$325,992	$320,588	$319,605	$110,269
Total assets	$480,313	$500,106	$472,949	$476,735	$537,860	$487,966	$229,942
Lines of credit	$—	$—	$—	$—	$—	$—	$15,473
Stockholders' equity	$398,687	$422,553	$396,413	$406,834	$408,866	$398,862	$132,125

Notes:

        The table above reflects the August 2000 pooling of interests with Volition. All prior period information has been restated accordingly.

(a)
Net income includes other income of $4.0 million related to a settlement of a dispute we had with our directors' and officers' insurance carrier related to a previous securities litigation settlement.

(b)
Net income includes a charge of $1.8 million due to the other than temporary impairment of our investment in Yuke's Co., Ltd. We also changed our fiscal year end from December 31 to March 31, effective January 1, 2003.

(c)
Net income includes a charge of $7.9 million, net of tax for the cancellation of 20 SKUs as well as a charge of $4.6 million, net of tax related to the settlement of a class action lawsuit and a charge of $1.1 million, net of tax related to the write-off of inventory and software development for "WWF"-branded games that we had been prevented from shipping pursuant to an action by the World Wide Fund for Nature against World Wrestling Entertainment, Inc. and a charge of $2.8 million, net of tax related to the discontinuation of our online joint venture in the United Kingdom (Network Interactive Sports, Ltd.).

(d)
Net income includes a charge of $5.9 million, net of tax related to a regular impaired asset review and also as a result of changing technology in the video game market. The charge consisted of costs associated with software development and related costs for products that had been discontinued or whose values were deemed unrecoverable through future undiscounted cash flows.

12.   INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS

        A list of the members of our Board of Directors and Executive Officers is attached to this Offer to Exchange as Appendix A. Please see our definitive proxy statement for our 2003 annual meeting of stockholders, filed with the SEC on July 3, 2003, for information concerning the amount of our securities beneficially owned by the members of our Board of Directors and Executive Officers as of June 13, 2003. As of November 7, 2003, the members of our Board of Directors and Executive Officers as a group (14 persons) beneficially owned options under our Stock Option Plans to purchase a total of 3,826,119 shares of our common stock, which represented approximately 48.4% of the shares of common stock subject to all options to purchase shares of our common stock outstanding under our Stock Option Plans as of that date. Our Executive Officers and Members of our Board of Directors are not eligible to participate in the Stock Option Exchange Program.

        The following table sets forth information, as of November 7, 2003, with respect to the ownership of options to purchase our common stock by each member of our Board of Directors, each of our Executive Officers and all of the members of our Board of Directors and Executive Officers as a group.

The percentages in the table below are based on a total of 7,909,083 shares of our common stock subject to outstanding stock options (whether or not eligible for exchange) as of November 7, 2003.

NAME	# OF SHARES SUBJECT TO OUTSTANDING OPTIONS	% OF TOTAL OPTIONS OWNED
Brian J. Farrell	1,566,499	19.8%
Tim F. Walsh	407,499	5.1%
Jack Sorensen	349,999	4.4%
Peter Dille	284,999	3.6%
Eric Doctorow	250,000	3.2%
Fred A. Gysi	198,748	2.5%
James L. Whims	143,436	1.8%
Lawrence Burstein	135,004	1.7%
Tiffany Ternan	132,998	1.7%
James M. Kennedy	115,000	1.5%
L. Gregory Ballard	102,562	1.3%
William Goodmen	100,000	1.3%
Brian Dougherty	28,125	0.4%
Henry T. DeNero	11,250	0.1%

        The following are, to the best of our knowledge, the only transactions that we, the members of our Board of Directors, our Executive Officers or the affiliates of any of the members of our Board of Directors or Executive Officers have engaged in that involved options to purchase our shares of common stock or involved a purchase of our common stock during the sixty days prior to this Offer:

  •
  On October 1, 2003, we granted Messrs. Ballard, Burstein, DeNero, Dougherty and Whims, each a non-employee member of our Board of Directors, an option to purchase 5,625 shares of our common stock at an exercise price of $16.22 per share pursuant to the terms of the 1997 Plan, as reported on a Form 4 filed by each of Messrs. Ballard, Burstein, DeNero, Dougherty and Whims with the Securities and Exchange Commission on October 3, 2003.

  •
  On October 22, 2003, we granted an option to purchase the number of shares indicated below to each person listed below with an exercise price of $17.50 per share, under our 1997 Plan, as reported by each such person on a Form 4 filed with the Securities and Exchange Commission on October 22, 2003:

Name	Position	Number of Shares
Brian J. Farrell	Director, Chairman of the Board of Directors, President and Chief Executive Officer	250,000
Peter Dille	Senior Vice President—Worldwide Marketing	60,000
William Goodmen	Senior Vice President—Human Resources and Administration	50,000
James M. Kennedy	Senior Vice President—Business and Legal Affairs and Secretary	50,000
Jack Sorensen	Executive Vice President—Worldwide Studios	125,000
Tiffany Ternan	Senior Vice President—North American Sales and Distribution	75,000
Timothy Walsh	President—THQ Wireless	100,000
  •
  On October 27, 2003, we granted Eric Doctorow, our Chief Operating Officer, an option to purchase 250,000 shares of our common stock at an exercise price of $17.24 per share under our 1997 Plan, as reported on a Form 4 filed with the Securities and Exchange Commission on October 29, 2003.

  •
  On November 3, 2003, James Whims, one of the non-employee members of our Board of Directors, exercised an option to purchase 8,437 shares of our common stock at an exercise price of $13.0267 per share and sold the following shares acquired from the exercise of such option for the following price per share, as reported on a Form 4 filed with the Securities and Exchange Commission on November 5, 2003:

  •
  5,537 shares at $17.10 per share;

  •
  1,400 shares at $17.13 per share;

  •
  1,400 shares at $17.12 per share; and

  •
  100 shares at $17.131 per share.

  •
  On November 7, 2003, Lawrence Burstein, one of the non-employee members of our Board of Directors, exercised an option to purchase 8,437 shares of our common stock at an exercise price of $13.0267 per share and sold the following shares acquired from the exercise of such option for the following price per share, as reported on a Form 4 filed with the Securities and Exchange Commission on November 12, 2003:

  •
  500 shares at $18.42 per share;

  •
  100 shares at $18.43 per share;

  •
  1,000 shares at $18.44 per share;

  •
  725 shares at $18.45 per share;

  •
  800 shares at $18.46 per share;

  •
  325 shares at $18.47 per share;

  •
  400 shares at $18.48 per share;

  •
  600 shares at $18.49 per share;

  •
  375 shares at $18.50 per share;

    •
    1,500 shares at $18.51 per share;

    •
    275 shares at $18.52 per share;

    •
    1,000 shares at $18.37 per share;

    •
    212 shares at $18.40 per share; and

    •
    100 shares at $18.41 per share.

        Except for the warrants and the agreements listed below and outstanding options to purchase common stock granted from time to time to certain of our non-employee members of our Board of Directors and employees (including Executive Officers), and except as set forth in this Offer to Exchange, neither we nor, to our knowledge, any of the members of our Board of Directors or Executive Officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any of our securities:

  •
  a warrant to purchase 75,000 shares of our common stock at an exercise price per share of $29.13, dated February 1, 2002, with an expiration date of December 31, 2005, granted to a licensor;

  •
  a warrant to purchase 100,000 shares of our common stock at an exercise price per share of $15.68, dated August 15, 2003, with an expiration date of December 31, 2009, granted to a licensor;

  •
  a commitment to grant a warrant to purchase a total of approximately 250,000 shares of our common stock to a licensor (at this time, the terms of this warrant are being negotiated);

  •
  an agreement to pay the former shareholders of Rainbow Multimedia Group, Inc. (which we acquired on December 21, 2001) a certain portion of future royalties received by us under certain development agreements entered into by Rainbow Multimedia Group, Inc. prior to the acquisition; such royalties may be paid, at our discretion, in cash or shares of our common stock and we are required to register the resale of any such shares; and

  •
  an agreement to issue the former shareholders of ValuSoft, Inc. (which we acquired on July 1, 2002) additional consideration of up to $11.0 million if ValuSoft reaches certain pre-tax income targets in the five years following July 1, 2002. The annual payments of the additional consideration, if any, range from $1.0 million to $2.8 million per year and may be paid, at our discretion, in cash or shares of our common stock, and we are required to register the resale of any such shares.

13.   STATUS OF OPTIONS ACQUIRED IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER

        Eligible options that we accept for exchange pursuant to the Offer will be cancelled. To the extent the shares underlying the cancelled eligible options are not used in connection with the Offer to grant replacement options, they will be available for future option grants under the respective Stock Option Plans.

        We believe that we will not incur compensation expense for financial reporting purposes, as determined under accounting principles generally accepted in the United States of America, solely as a result of the transactions contemplated by the Offer, because:

  •
  we intend to grant replacement options only to eligible employees;

  •
  we do not intend to grant replacement options until at least six months and one day after we accept the eligible options for exchange and cancellation;

  •
  we have not previously granted options to holders who are eligible to participate in the Stock Option Exchange Program in the period beginning six months before the commencement of the Offer;

  •
  the exercise price per share of all replacement options will equal the closing price of a share of our common stock on the Nasdaq Stock Market on the date we grant the replacement options; and

  •
  we have not made any oral or written agreement or implied promise to compensate the eligible optionholders who accept the Offer for any increase in the market price of shares of our common stock occurring after the cancellation of eligible options exchanged in the Offer but prior to the granting of the replacement options.

        We would incur compensation expense, however, if we cancelled an optionholder's eligible options and then granted any replacement options to that optionholder within the six month and one day waiting period. The replacement options would become variable price awards. In that event, accounting rules would require us to record compensation expense related to increases in the market price of shares of our common stock underlying the replacement options which occur between the grant date of those options and their exercise, forfeiture or termination.

14.   LEGAL MATTERS; REGULATORY APPROVALS

  General

        We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our exchange of options and grant of replacement options as contemplated by the Offer, or of any approval or other action by any government or governmental, judicial, administrative or regulatory agency or authority, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated in the Offer. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions, or that the failure to obtain any such approval or other action might not result in adverse consequences to our business, a delay in our acceptance of any eligible options you elect to exchange or cancellation of the Offer. Our obligation under the Offer and the Stock Option Exchange Program to accept eligible options for exchange and to grant replacement options for eligible options for which elections to exchange are made is subject to the conditions described in Section 8 of this Offer to Exchange.

        If we are prohibited by applicable laws or regulations from granting replacement options on the replacement option grant date, which is expected to be in June 2004, we will not grant any replacement options. We are unaware of any such prohibition at this time, but, if the grant of replacement options is prohibited on the replacement option grant date, we will not grant any replacement options and you will not receive any compensation for the options you elect to exchange and surrender in the Offer.

  United Kingdom

        This document is only for circulation to persons outside the United Kingdom, persons falling within Article 60 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (the "Order") and other persons to whom it may lawfully be communicated in accordance with the Order.

        The replacement options are being issued and offered by us only to qualifying persons and on terms that a contract to acquire any such replacement options may be entered into only by the qualifying person to whom they were offered and in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

  Germany

        This document does not, and does not purport to, constitute a sales prospectus (Wertpapier-Verkaufsprospekt). No such prospectus will be published because this documents is exclusively addressed to employees of THQ Inc. or of Affiliates of THQ Inc., see § 2 no. 3 of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz). "Affiliates" shall have the meaning defined in §§ 15 et. seq. of the German Stock Corporation Act.

        Any rights or obligations created by, or relating to, this document apply exclusively between you, the optionholder, and THQ Inc. This document neither constitutes an employment agreement between the optionholder on the one hand and THQ Inc. or any of its affiliates on the other, nor does it give rise to any obligation or liability on the part of the affiliate of THQ Inc. currently employing the optionholder (the "Employer"). The legal relationship between THQ Inc. and the optionholder is exclusively controlled by the terms of this document and no additional or deviating terms, in particular no terms under the employee's employment with the Employer shall apply.

        THQ Inc. expressly reserves the right to withhold delivery to the optionholder of the option and of any shares or other benefits under the option unless the optionholder has (i) agreed in writing to hold THQ Inc. and its affiliates harmless of any tax, social security contributions or other levy payable in connection with the option, and/or (ii) proven that all such taxes, contributions or levies have been paid or provided adequate security for the payment of all such taxes, contributions or levies. THQ Inc. and/or its affiliates reserve the right to make any statutory withholdings or deductions in connection with the option from any payments to be made hereunder or under the employee's employment agreement and/or to report to the tax authority or social security insurer any amounts not so deducted and/or any other data relevant for the computation and levy of such taxes, contributions, levies, withholdings or deductions, as may be required or permitted by applicable law.

  Australia

        If you are an optionholder employed in Australia by THQ Inc. or one of its subsidiaries, or you are or may be subject to taxation in Australia, please see the Australian Supplement attached hereto as Appendix B.

15.   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  United States

        The following is a general summary of the material United States federal income tax consequences of the exchange of options pursuant to the Offer and the Stock Option Exchange Program. This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury regulations thereunder and administrative and judicial interpretations thereof as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances. In particular, this summary does not address state, gift or estate tax consequences. In addition, this summary is not intended to be applicable in all respects to all categories of optionholders but is merely intended to alert you to some of the potential tax consequences you may want to consider in making your decision. THEREFORE, WE ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR INDIVIDUAL TAX CONSEQUENCES BY VIRTUE OF PARTICIPATING IN THE OFFER.

        We believe that if you exchange your eligible options for replacement options, you will not be required under current law to recognize income for United States federal income tax purposes at the time of the exchange or when the replacement options are granted.

        Please review the discussion above under "Risk Factors—Tax-Related Risks of Participating in the Option Exchange Program" for information concerning the possibility that the IRS will assert the position that this Offer constitutes a "modification" of eligible incentive stock options. Even if you elect not to participate in the Stock Option Exchange Program, your incentive stock options may be affected. A successful assertion by the IRS of this position could extend the options' requisite holding periods to qualify for favorable tax treatment and could also convert all or a portion of some incentive stock options into nonqualified stock options.

        Incentive Stock Options.    If you surrender incentive stock options and those options are accepted for exchange, the replacement options will be granted as incentive stock options to the maximum extent they qualify. For options to qualify as incentive stock options, however, the value of the shares that may be purchased by such options and any other incentive stock options granted by us that first become exercisable in any calendar year cannot exceed $100,000, as determined using the fair market value of the shares on the grant date of such replacement options. Any excess will be deemed to be nonqualified stock options.

        In general, an optionholder will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, an optionholder will recognize taxable income with respect to an incentive stock option only upon the sale of shares acquired through the exercise of the option, which we refer to as "ISO shares." Nevertheless, in the case of an optionholder who has not been an employee at all times commencing on the date on which a particular incentive stock option was granted and ending on the date that is three months before the date on which the option is exercised, the option generally will be treated as though it were a nonqualified stock option and taxed as described below under "Nonqualified Stock Options." In addition, incentive stock options will be treated as nonqualified stock options for purposes of the alternative minimum tax. While an optionholder will pay alternative minimum tax only to the extent of the excess of that tax over the optionholder's regular tax, the treatment of an option as a nonqualified stock option for purposes of the alternative minimum tax could create such excess.

        Generally, the tax consequences of selling ISO shares will vary with the length of time that the optionholder has owned the ISO shares at the time they are sold. If the optionholder sells ISO shares more than two years after the applicable grant date of the options and more than one year after the applicable exercise date, then the optionholder will recognize long-term capital gains in an amount equal to the excess of the sale price of the ISO shares over the exercise price.

        If the optionholder sells ISO shares prior to satisfying the above waiting periods, which we refer to as a "disqualifying disposition," then the optionholder generally will recognize ordinary compensation income in the year of sale in an amount equal to the lesser of:

  •
  the excess of the fair market value of the ISO shares on the exercise date over the exercise price; and

  •
  the excess of the sale price of the ISO shares over the exercise price.

        An optionholder making a disqualifying disposition will also recognize capital gain in an amount equal to any excess of the sale price of the ISO shares over the fair market value of the ISO shares on the exercise date. This capital gain will be a long-term capital gain if the optionholder has held the ISO shares for more than one year prior to the date of the sale and will be a short-term capital gain if the optionholder has held the ISO shares for a shorter period.

        If an optionholder sells ISO shares for less than the exercise price, then the optionholder will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO shares. This capital loss will be a long-term capital loss if the optionholder has held the ISO shares for more than one year prior to the date of the sale and will be a short-term capital loss if the optionholder has held the ISO shares for a shorter period.

        Nonqualified Stock Options.    We will grant you new nonqualified stock options for any old nonqualified stock options that you surrender for exchange and for the portion of any incentive stock options that you surrender for exchange that become nonqualified stock options because of the $100,000 annual limit discussed above. An optionholder will not recognize taxable income upon the grant of a nonqualified stock option. However, an optionholder generally will recognize ordinary compensation income upon the exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the shares acquired through the exercise of the option, which we refer to as "NQO shares," on the exercise date over the exercise price.

        An optionholder will have a tax basis for any NQO shares equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NQO shares, an optionholder generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NQO shares and the optionholder's tax basis in the NQO shares. This capital gain or loss will be a long-term capital gain or loss if the optionholder has held the NQO shares for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the optionholder has held the NQO shares for a shorter period.

        Maximum Income Tax Rates on Capital Gain and Ordinary Income.    Under recently enacted legislation, long-term capital gains are generally taxable at a maximum rate of 15% if certain requirements are satisfied. Short-term capital gains and ordinary income are generally taxable at a maximum rate of 35%. However, under the terms of this legislation, these rates are subject to special expiration provisions, following the effective date of which the rates will return to those in effect before the legislation. Accordingly, in tax years beginning after December 31, 2008, long-term capital gains will generally be taxable at a maximum rate of 20% if certain requirements are satisfied. In tax years beginning after December 31, 2010, short-term capital gains and ordinary income will generally be taxable at a maximum rate of 39.6%. Phase outs of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in higher marginal tax rates. In addition, the ordinary income and short-term capital gains of taxpayers subject to the alternative minimum tax may be subject to higher marginal tax rates. Ordinary compensation income may also be subject to a Medicare tax and, under certain circumstances, a social security tax.

        Tax Consequences to us.    The grant of a stock option by us will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any shares acquired under an option will have any tax consequences to us. However, we generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by an optionholder in connection with an option.

        Withholding.    Although an optionholder's disqualifying disposition of ISO shares will result in the recognition of ordinary compensation income, under current law, we will have no withholding obligation with respect to that income. In contrast, we will have a withholding obligation with respect to ordinary compensation income recognized with respect to a nonqualified stock option by an optionholder who has been employed by us. We will require any such optionholder to make arrangements to satisfy this withholding obligation.

        WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

  United Kingdom

        The following is a general summary of the material United Kingdom tax consequences of the exchange of options pursuant to the Offer and the Stock Option Exchange Program. This summary is given by way of general guidance only. Taxation is a complex area and the rules may change in the future (possibly before the grant of the replacement options) and may have retrospective effect. In particular, the section below on the sale of shares may not apply in circumstances where you did not obtain all your shares at one time or you are selling less than your entire holding of shares. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this summary is not intended to be applicable in all respects to all categories of optionholders but is merely intended to alert you to some of the potential tax consequences you may want to consider in making your decision. THEREFORE, WE ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR INDIVIDUAL TAX CONSEQUENCES BY VIRTUE OF PARTICIPATING IN THE OFFER.

        Exchange of options.    We believe that if you exchange your eligible options for replacement options, you will not under current United Kingdom tax law incur any liability to tax.

        Exercise of options.    Other than in the context of the exercise of your options by your personal representatives after your death, you will be liable to pay income tax at your marginal rate (22% or 40% for the 2003/2004 tax year) on an amount equal to the excess of market value of the shares at the date of exercise over the exercise price you pay to buy the shares. The tax will be paid on your behalf under the "Pay-As-You-Earn" system by the your employer, as will the employee's National Insurance contributions payable on the exercise of your option, but you will be responsible for paying or reimbursing THQ Inc. or your employer for these amounts. You must also agree to be responsible for the employer's National Insurance contributions that arise on the exercise of your option. Arrangements will be put in place at the time of exercise of your option to cover payment of these amounts. Details of the exercise will be supplied by your employer to the Inland Revenue, but you will remain under an obligation to make a return of any gain in your annual tax return.

        Sale of shares.    This will usually be treated as a disposal for capital gains tax ("CGT") purposes, and any gain which arises will be liable to CGT at a rate of 20% or 40% in 2003/2004 (depending on your marginal income tax rate). The gain will be the excess of the sale proceeds over the market value of the shares at the date of exercise.

        In calculating this capital gain, however, you are entitled to take advantage of the annual exemption (currently £7,900 for the tax year 2003/2004) for gains on the shares from the date of exercise to the date of sale (to the extent you have not already used this exemption against gains on the disposal of other substantial chargeable assets).

        In addition, if you hold your shares for a period of time before selling them, and remain an employee of THQ Inc. or a subsidiary in the interim, you may take advantage of CGT taper relief, for which shares in THQ Inc. will qualify as "business assets." This reduces the percentage of the gain that is chargeable to CGT according to how long you have held the shares as follows:

YEARS SHARES HELD	PERCENTAGE OF GAIN CHARGEABLE	EFFECTIVE RATE OF TAX FOR A HIGHER RATE TAXPAYER (%)
0	100	40
1	50	20
2	25	10

        This summary assumes that the Inland Revenue will accept that the shares are not "restricted shares" for tax purposes. If this is not the case then a portion of the sale proceeds of the shares would be subject to income tax.

        WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE STOCK OPTION EXCHANGE PROGRAM.

  Germany

        The financial and economic benefit which you derive from being granted and perhaps exercising the option will be deemed taxable income and will also be subject to statutory social security contributions. It is the current practice of the German tax authorities to regard the balance between the exercise price and the fair market value of the stock on the day of the exercise as taxable income, but not the value of the option at the time of grant, at least where, as here, the option is not tradable. This may change. The statutory income tax (plus solidarity surcharge and church tax, where applicable) and your share in the relevant statutory social security contributions would be deducted on your account from such income either by THQ Inc. or by your Employer.

        We do not believe that the exchange of one option for another creates additional liability to contributions but there is no assurance that this belief is correct.

  Australia

        Introduction.    The following is a summary of the anticipated Australian income tax and capital gains tax consequences of the exchange of options pursuant to the Offer and the Stock Option Exchange Program, as they should apply in most cases to participating Australian resident employees of THQ Inc. and its Australian subsidiaries. They are based on Australian tax laws as at the date of this Offer to Exchange, which are subject to change. This summary does not deal with all of the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this summary is not intended to be applicable in all respects to all categories of optionholders but is merely intended to alert you to some of the potential tax consequences you may want to consider in making your decision. FOR THESE REASONS, AND AS AUSTRALIAN TAX LAWS ARE COMPLEX, WE ENCOURAGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR INDIVIDUAL TAX CONSEQUENCES BY VIRTUE OF PARTICIPATING IN THE STOCK OPTION EXCHANGE PROGRAM.

        Surrender of existing options.    The surrender of your existing options will have Australian tax consequences. There is no applicable Australian tax relief for the surrender of options in these circumstances.

        The Australian tax consequences will differ depending on whether:

  •
  your existing options are held 'under Division 13A', namely on the automatic tax deferral basis applicable to qualifying options or shares acquired by employees in respect of employment under Division 13A of Part III of the Income Tax Assessment Act 1936; or

  •
  you have elected to be taxed on the acquisition of your existing options so that the options are held as ordinary investments subject to capital gains tax ('CGT').

        Existing options held under Division 13A.    If your existing options are held under Division 13A, the cancellation of your options is likely to give rise to a tax disposal under Division 13A, without any tax relief. The full value of the right to receive the replacement options (expected to be issued in June 2004) should be the taxable consideration for that disposal. That consideration will be assessable to you as income, and taxable to you at your applicable personal rate of tax. Whilst, in these circumstances, the CGT provisions of the Australian tax laws can also apply, the anti-overlap provisions of the Australian tax laws would operate to eliminate any capital gain.

        Existing options subject to CGT.    If your existing options are held on CGT account, the cancellation of the options will give rise to a CGT event, without any tax relief. As with options held under Division 13A, the value of the right to receive the replacement options (expected to be in June 2004) should be the taxable consideration for that disposal. That consideration, if it exceeds the amount on which you were taxed as at the acquisition of your existing options, will be assessable to you as a capital gain. However, if you have held your existing options for at least twelve months from their original grant, any taxable capital gain (after offsetting any available capital losses from other asset disposals) should be reduced by 50%.

        Replacement rights.    When you receive your replacement rights on cancellation of your existing options, those rights should attract automatic tax deferral under Division 13A (until, in short, you exercise the replacement options, dispose of those options, or leave employment of the THQ Inc. group), unless you elect to be taxed on their acquisition (and make the necessary tax election) so that the replacement rights are held as ordinary investments subject to CGT. The value of your existing options (taken into account in determining the amount on which you were taxable on the surrender of your existing options) should be taken into account in calculating any tax applying when your tax deferral ends, or applying on the disposal of the replacement options if you elect to be taxed on the acquisition of the replacement rights and hold them as ordinary investments subject to CGT.

        If you opt for automatic tax deferral under Division 13A for your replacement rights then:

  •
  you will become liable to income tax (not CGT) on the tax trigger date, being the first to occur of your exercising your options, otherwise disposing of your options (e.g. by cancellation) or your leaving THQ Inc. group employment in circumstances where your options do not lapse;

  •
  the taxable amount will be based on the tax market value of THQ Inc. shares at that tax trigger date (generally based on the weighted average stock market traded price of shares of THQ Inc. in the one week up to and including that tax trigger date) less the consideration provided by you to acquire the rights and exercise the options (which would include the value of the surrendered options);

  •
  if you both exercise your options and dispose of your shares within thirty days of the tax trigger date in an arms length transaction (e.g. an on-market sale) your tax liability will be based on the actual sale proceeds, less the consideration provided by you to acquire the rights and exercise the options;

  •
  if you do not so dispose of your shares within thirty days of the tax trigger date, you will also be liable to CGT on the actual disposal of your shares where the sale proceeds exceed the cost base for the shares (namely the amount on which you have been taxed on the tax trigger date plus the consideration provided by you to acquire the rights and exercise your options). If you hold the shares for twelve months from their actual acquisition date (not the grant date of the replacement rights) the taxable capital gain (after offsetting any available capital losses from other asset disposals) should be reduced by 50%; and

  •
  if the replacement rights/options lapse without being exercised, no tax liability is taken to have arisen.

        If you elect for up-front tax on your replacement rights then:

  •
  the taxable value of the benefit should be the market value (generally based on the weighted average stock market traded price) of THQ Inc. shares at the date of acquisition of the replacement rights, less the value of your surrendered options—no allowance is permitted by the Australian tax laws for the exercise price of the replacement options because the exercise price cannot be determined at the date you receive the replacement rights;

  •
  such a tax election must be made in writing before you lodge your income tax return for the tax year in which the replacement rights are acquired. The election covers all shares and rights to acquire shares acquired by you in that tax year to which the specific employee share scheme provisions of the Australian tax laws apply;

  •
  if you were to make such an election (notwithstanding the amount of tax involved given the way the taxable value of the benefit is calculated, as stated above) you will have no further tax liability until you sell the shares acquired on exercise of the replacement options. For that purpose you would receive an imputed market value cost base for Australian CGT purposes, equivalent to the taxable benefit at the date of acquisition of the replacement rights plus the consideration provided by you to acquire the rights and exercise the options;

  •
  provided you hold the shares for at least twelve months from their actual acquisition date (not the grant date of the replacement rights) the taxable capital gain (after offsetting any available capital losses from other asset disposals) should be reduced by 50%; and

  •
  if you are assessed to tax in the tax year in which the replacement rights are acquired but the rights/options subsequently lapse without you having exercised them, you may request the Australian Taxation Office to issue an amended assessment.

        Employees not participating in the Offer.    No Australian tax consequences should arise for employees by virtue of them choosing not to participate in the Offer. Their existing options will continue to be subject to the Australian tax laws (Division 13A or, if they have duly elected to be taxed up front on those options, CGT) in the normal manner.

        Payment of tax.    Under the Australian tax laws, you are required to include the taxable benefit in your income tax return for the relevant tax year in which the taxable benefit arises, and pay the required tax thereon. You should note that under the Australian tax laws no amount is withheld by THQ Inc. or any THQ group company in respect of your tax liability, and accordingly you are required to meet the full amount of your tax liability out of your own funds.

  General

        This document is not intended as comprehensive advice on tax consequences in any jurisdiction nor will it be applicable in all respects to all categories of optionholders. It is merely intended to alert the optionholder to some of the potential consequences it may want to consider. THEREFORE, WE STRONGLY ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO YOUR INDIVIDUAL TAX AND SOCIAL SECURITY CONSEQUENCES BY VIRTUE OF ACTING UPON THIS DOCUMENT.

16.   EXTENSION OF THE OFFER; TERMINATION; AMENDMENT

        We expressly reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 8 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance for exchange of any options. If we elect to extend the period of time during which the Offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the Offer, we will also extend your right to withdraw elections to exchange eligible options until the new Election Deadline. In the case of an extension, we will issue a press release or other public announcement of the extension no later than 9:00 a.m., Los Angeles time, on the next business day after the previously scheduled or announced Election Deadline. If we extend the Offer, we will also extend the grant date of replacement options if necessary to ensure that the replacement options are granted at least six months and one day following the extended Election Deadline.

        We also expressly reserve the right, in our reasonable judgment, before the Election Deadline, to terminate or amend the Offer and to postpone our acceptance and cancellation of any options you elect to exchange upon the occurrence of any of the conditions specified in Section 8 of this Offer to Exchange, by giving oral or written notice of such termination or postponement to the optionholders or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of the Offer.

        Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 8 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Offer to optionholders or by decreasing or increasing the number of options being sought in the Offer.

        Amendments to the Offer may be made, at any time and from time to time, by announcement of the amendment. Any announcement made pursuant to the Offer will be disseminated promptly to optionholders in a manner reasonably designed to inform optionholders of such change.

        If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an Offer must remain open following certain material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will give notice of such action and keep the Offer open for at least ten business days after the date of such notification:

  •
  we increase or decrease the amount of consideration offered for the eligible options; or

  •
  we increase or decrease the number of options eligible to be surrendered for exchange pursuant to the Offer.

        We do not presently intend to take any of these actions.

17.   FEES AND EXPENSES

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting exchanges of eligible options pursuant to the Offer.

18.   ADDITIONAL INFORMATION

        With respect to the Offer, we have filed with the Securities and Exchange Commission a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the Securities and Exchange Commission before making a decision on whether or not to exchange your options:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  •
  Our Transition Report on Form 10-KT for the transition period ended March 31, 2003;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003;

  •
  The description of our common stock contained in our Registration Statement on Form 8-A/A, filed on August 28, 2001, including any amendment or report filed for the purpose of updating such Registration Statement; and

  •
  The description of our preferred share purchase rights contained in our Registration Statement on Form 8-A/A, filed on August 28, 2001, including any amendment or report filed for the purpose of updating such Registration Statement.

        We recommend that you review any additional documents that we may file with the Securities and Exchange Commission between the date of this Offer to Exchange and the Election Deadline.

        These filings and our other filings with the Securities and Exchange Commission may be examined, and copies may be obtained, at the SEC public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's internet site at www.sec.gov and on our internet site at www.thq.com.

        We will also provide without charge to each person to whom a copy of this Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

THQ Inc. 27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 Attention: Brenda Butters (818) 871-8700

        As you read the documents listed in this Section 18, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document. The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you.

19.   FORWARD-LOOKING STATEMENTS

        Statements in this Offer to Exchange or statements incorporated by reference, which are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future, if any, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for our products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing and difficulties encountered in the integration of acquired businesses. In addition, such statements could be affected by growth rates and market conditions relating to the interactive software industry and general domestic and international economic conditions. For specific information concerning these and other such factors please see the section entitled "Risk Factors" in our transition report on Form 10-KT for the transition period ended March 31, 2003.

        Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of November 14, 2003. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the forward-looking statements were made.

20.   MISCELLANEOUS

        We are not making the Offer, nor will we accept any election to exchange options from, or on behalf of, optionholders in any jurisdiction in which we believe that the Offer is not in compliance with applicable law. However, we may, at our discretion, take any actions necessary for us to make the Offer to optionholders in any such jurisdiction.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED OFFER DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

THQ Inc.
November 14, 2003

APPENDIX A

INFORMATION CONCERNING BOARD OF DIRECTORS AND
EXECUTIVE OFFICERS OF THQ INC.

        The members of our Board of Directors and Executive Officers of THQ Inc. and their positions and offices as of November 14, 2003 are set forth in the following table:

NAME	POSITION
Brian J. Farrell	Director, Chairman of the Board of Directors, President and Chief Executive Officer
Eric Doctorow	Chief Operating Officer
Fred A. Gysi	Chief Financial Officer, Senior Vice President—Finance and Treasurer
Jack Sorensen	Executive Vice President—Worldwide Studios
Peter Dille	Senior Vice President—Worldwide Marketing
Bill Goodmen	Senior Vice President—Human Resources and Administration
James M. Kennedy	Senior Vice President—Business and Legal Affairs and Secretary
Tiffany Ternan	Senior Vice President—North American Sales and Distribution
Timothy Walsh	President—THQ Wireless
Lawrence Burstein	Director
James L. Whims	Director
L. Gregory Ballard	Director
Brian Dougherty	Director
Henry T. DeNero	Director

        The business address and telephone number of each member of our Board of Directors and Executive Officer is care of THQ Inc., 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, (818) 871-5000.

        None of the members of our Board of Directors or Executive Officers are eligible to participate in the Stock Option Exchange Program.

APPENDIX A

Appendix B

27001 Agoura Road, Suite 325 Calabasas Hills, California 91301 (818) 871-5000

AUSTRALIAN SUPPLEMENT
PURSUANT TO THE STOCK OPTION EXCHANGE PROGRAM
AND THE OFFER TO EXCHANGE DATED NOVEMBER 14, 2003

  Purpose

        This Australian Supplement is issued to Employees who are being offered participation in the Offer to Exchange dated November 14, 2003 and who receive their offers in Australia.

        The purpose of this Australian Supplement is to enable THQ Inc. to make offers under the Offer to Exchange in conformity with the prospectus exemption contained in the Australian Securities and Investments Commission (ASIC) Class Order [CO 03/184]. This Australian Supplement accompanies, and is to be read together with, the Offer to Exchange Document dated November 14, 2003. A copy of the generic Australian offer documents will be provided to the ASIC no later than 7 days after distribution to offerees.

  Exercise price

        Australian offerees should note that the exercise price per option is not yet determined as it depends on the market price of THQ Inc.'s shares (traded on the NASDAQ National Market) as at the date of grant, which will be in June 2004. As at November 11, 2003, the closing price of THQ Inc.'s common stock was US$18.22. The Australian dollar equivalent of this price was AUD25.40. This has been calculated by reference to the exchange rate published by Westpac Banking Corporation on November 11, 2003.

  Undertaking

        As required by the ASIC Class Order, THQ Inc. undertakes to offerees that, during the offer period, it will, within a reasonable period of the offeree so requesting, provide the offeree without charge with a copy of the rules of the Stock Option Plans. It will also, during that offer period, within a reasonable period of the offeree so requesting, make available to the offeree the Australian dollar equivalent of the current market price of common stock in THQ Inc. If you require this information, please contact Brenda Butters, 27001 Agoura Road, Suite 325, Calabasas Hills, California 91301, (818) 871-8700 (telephone), (818) 871-7512 (telecopier) or bbutters@thq.com (email).

  Further Information

        Also included with the offer documents in Section 15 is a summary of is anticipated Australian income tax and capital gains tax consequences of the exchange of options pursuant to the Offer and the Stock Option Exchange Program for your information. However, for the reasons stated in Section 15, employees are strongly encouraged to obtain taxation advice on their own individual position. Any advice given by THQ Inc. in connection with this offer, as set out in the accompanying offer documents, is general advice only. Employees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.

APPENDIX B

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OFFER TO EXCHANGE ELIGIBLE OUTSTANDING STOCK OPTIONS THQ INC.
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